UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

AMC ENTERTAINMENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2022

DEAR STOCKHOLDERS:
We cordially invite you to attend the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc., which will be held on June 16, 2022 at 2:00 p.m. (Central Time) at the AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, for the following purposes:
1.
To elect to our Board of Directors the following nominees for terms expiring at the 2025 Annual Meeting: Mr. Adam M. Aron, Mr. Howard W. “Hawk” Koch, Ms. Kathleen M. Pawlus and Dr. Anthony J. Saich (“Proposal 1”).

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (“Proposal 2”).

3.
To conduct a non-binding advisory vote to approve the compensation of named executive officers (“Proposal 3”).

These items of business (collectively, the “Proposals”) are more fully described in the Proxy Statement accompanying this notice.
Our Board has fixed the close of business on April 22, 2022, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. A list of these stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of AMC Entertainment Holdings, Inc. at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211.
Only stockholders and persons holding proxies from stockholders may attend the meeting. If your shares are registered in your name, you should bring your proxy card and a proper form of identification such as your driver’s license to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares and a proper form of identification.
Although we currently intend to hold the Annual Meeting in person, due to concerns related to the ongoing coronavirus (COVID-19) pandemic, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission (the “SEC”). We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.
We plan to provide a webcast of the Annual Meeting for those who are unable to attend in person. While the webcast will provide an opportunity to listen to the proceedings, it will not be considered attendance at the meeting and you will not be able to vote via the webcast. The webcast will be accessible through the Investor Relations section of our website at www.investor.amctheatres.com. Stockholders and interested parties should go to the website at least 15 minutes before the Annual Meeting time to register and/or download any necessary audio software.
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be held on June 16, 2022. Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent stockholders the Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 16, 2022, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while reducing the costs and environmental impact of printing and delivering proxy materials. The

Notice is not a proxy and cannot be used to authorize a proxy to vote your shares. The Notice, which was mailed on or around April 29, 2022 also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice. The Proxy Statement and our 2021 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com. As discussed in the Proxy Statement, certain stockholders were sent a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically, based on their previously indicated delivery preferences.
Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you may own, we urge you to vote your shares over the Internet, as provided in the Notice and the Proxy Statement. If you already received or if you request proxy materials by mail, you may vote over the Internet or sign, date and mail the proxy card you receive in the envelope provided or vote via the toll-free telephone number set forth on the proxy card. Please also indicate when voting your shares over the Internet or via the toll-free number or on your proxy card whether you plan to attend the Annual Meeting. You may revoke your proxy and vote your shares in person in accordance with the procedures described in the Proxy Statement.
If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 625-2588 or collect at (212) 269-5550 or email at AMC@dfking.com.
ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS
One AMC Way 11500 Ash Street, Leawood, KS 66211	By Order of the Board of Directors, Senior Vice President, General Counsel and Secretary
April 29, 2022

AMC ENTERTAINMENT HOLDINGS, INC.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	58
OTHER INFORMATION	59
Costs of Proxy Statement	59
Delivery of Stockholder Documents	59
STOCKHOLDER PROPOSALS	60
AVAILABILITY OF REPORT ON FORM 10-K	61
APPENDIX A	A-1

PROXY STATEMENT

PROXY SUMMARY
This summary highlights selected information and does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.
2022 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	2:00 p.m. (Central Time), Thursday, June 16, 2022
Place:	AMC Theatre Support Center, located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211
Record Date:	April 22, 2022
Voting:	As of the record date, holders of our Class A common stock are entitled to one vote per share.
Voting Recommendations
Agenda Item	Board Vote Recommendation

Proposal 1:
Election to our Board of Directors of the following nominees for terms expiring at the 2025 Annual Meeting:
Mr. Adam M. Aron, Mr. Howard W. “Hawk” Koch, Ms. Kathleen M. Pawlus, and Dr. Anthony J. Saich.
FOR each Director Nominee
Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.	FOR
Proposal 3: Non-binding advisory vote to approve the compensation of named executive officers (the “say-on-pay vote”).	FOR
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GENERAL INFORMATION

This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMC Entertainment Holdings, Inc., a Delaware corporation (“we,” “us,” the “Company” or “AMC”), for use at the 2022 Annual Meeting of Stockholders of the Company, to be held on June 16, 2022, at 2:00 p.m. (Central Time), or any adjournment or postponement thereof, at the AMC Theatre Support Center located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (the “Annual Meeting”).
Although we currently intend to hold the Annual Meeting in person, due to concerns related to the ongoing coronavirus (COVID-19) pandemic, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the SEC. We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.
We plan to provide a webcast of the Annual Meeting for those who are unable to attend in person. While the webcast will provide an opportunity to listen to the proceedings, it will not be considered attendance at the meeting and you will not be able to vote via the webcast. The webcast will be accessible through the Investor Relations section of our website at www.investor.amctheatres.com. Stockholders and interested parties should go to the website at least 15 minutes before the Annual Meeting time to register and/or download any necessary audio software.
Important Notice Regarding the Availability of Proxy Materials
for Stockholder Meeting to be held on June 16, 2022.
Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent stockholders the Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 16, 2022, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). In accordance with the SEC notice and access rule, the Notice allows us to provide our stockholders with the information they need to vote through various means, while reducing the costs and environmental impact of printing and delivering proxy materials. The Notice is not a proxy and cannot be used to authorize a proxy to vote your shares. The Notice, which was mailed on or around April 29, 2022, also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. If you receive a Notice this year, you will not receive paper copies of the Proxy Materials unless you request the materials by following the instructions on the Notice. The Proxy Statement and our 2021 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com. As discussed in the Proxy Statement, certain stockholders were sent a full set of printed proxy materials or an email with instructions on how access the proxy materials electronically, based on their previously indicated delivery preferences.
This proxy statement and the accompanying proxy are first being made available to stockholders beginning on or about April 29, 2022. The costs of this proxy solicitation will be borne by the Company, which maintains its principal executive offices at One AMC Way, 11500 Ash Street, Leawood, KS 66211.
If you have any questions regarding the proxy statement, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 625-2588 or collect at (212) 269-5550 or email at AMC@dfking.com.
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VOTING AT THE ANNUAL MEETING

The only outstanding voting securities of the Company are its shares of Class A common stock (the “Common Stock”). Only stockholders of record of our Common Stock at the close of business on April 22, 2022 (the “Record Date”), the date selected as the record date by our Board, are entitled to vote at the Annual Meeting. On the record date, there were 516,820,595 shares of Common Stock outstanding. The holders of our Common Stock are entitled to one vote per share.
The Proxy and Voting
Pursuant to rules promulgated by the SEC, we are making this Proxy Statement and 2021 Annual Report available to stockholders electronically via the Internet. On or around April 29, 2022, we sent our stockholders of record on the Record Date the Notice, which provides information regarding accessing the proxy materials for the Annual Meeting and voting via the Internet. Some stockholders have previously requested to receive either a full set of printed proxy materials or an email with instructions on how access the proxy materials electronically. Stockholders that have not submitted a specific delivery preference were sent the Notice. If you would like to change the way you receive materials in the future, please follow the instructions on the Notice you received. The Proxy Statement and our 2021 Annual Report may be accessed at www.envisionreports.com/amc and www.investor.amctheatres.com.
Registered holders are stockholders who hold their shares directly with the Company and have their names and addresses recorded in the Company’s share registry, which is maintained by our transfer agent, Computershare. Registered stockholders can vote by proxy in any of the following three ways, each of which is valid under Delaware law. If you are a registered holder and would like to receive a full printed set of proxy materials, please follow the instructions on the Notice.
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By Internet: Access our Internet voting site at www.envisionreports.com/amc or scan the QR code on the Notice or your proxy card and follow the instructions on the screen prior to 11:59 p.m., Eastern Time, on June 15, 2022.

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By Telephone: After receiving the full set of printed proxy materials, using a touch-tone telephone, call toll-free at 1-800-652-8683 and follow the voice instructions, prior to 11:59 p.m., Eastern Time, on June 15, 2022.

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By Mail: After receiving the full set of printed proxy materials, mark, sign, date, and return the proxy or voting instruction form in the enclosed envelope so it is received before the Annual Meeting.

Beneficial owners are stockholders who hold their shares through a brokerage account, bank or other record holder. You also may have heard the term “held in street name” when describing stock ownership. When you buy securities through a brokerage firm, most firms will automatically put your securities into “street name.” This means your brokerage firm will hold your securities in its name or another nominee and not in your name, but your brokerage firm will keep records showing you as the real or “beneficial owner.” Under the rules of the New York Stock Exchange (“NYSE”), member stockbrokers who hold shares of Common Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.
Under rules of the NYSE, brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.” Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. Proposals 1 and 3 are considered “non-routine,” which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions. Proposal 2, however, is considered a “routine” item, which means that brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions.
If you are the beneficial owner of your shares, you should have received a Notice, a full set of printed proxy materials with a voting instruction form, or an email copy of the proxy materials with instructions on how to vote from your broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instruction form provided by your broker or other nominee in order to instruct your broker on how to vote your shares; in most instances you may vote by Internet, telephone or by mail.
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Beneficial stockholders who wish to attend the Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other record holder that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to our proxy solicitor at AMCattend@dfking.com. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.
Proxies provided by telephone or over the Internet or by mailed proxy card by stockholders of record, unless revoked, will be voted at the Annual Meeting as directed by you, or, in the absence of such direction, as the Board recommends for Proposals 1, 2 and 3 at the Annual Meeting. A stockholder submitting a proxy by telephone or over the Internet or by mailed proxy card may revoke such proxy at any time before it is used by giving written notice of revocation to the Secretary of the Company, by delivering to the Secretary of the Company a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.
If you have any questions about how to vote your shares, you may contact our proxy solicitor at:
D.F. King & Co, Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Call Toll-Free: (888) 625-2588
Banks and Brokers Call: (212) 269-5550
AMC@dfking.com
Other Matters
As of the date of this proxy statement, we do not know of any other matter to be raised at the meeting. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Voting Requirement to Approve each of the Proposals
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Proposal 1: Election of directors requires a plurality of the votes cast, which means that the four nominees for director receiving the highest number of votes FOR election will be elected as directors. Our Board recommends a vote “for” the election of each nominee.

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Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires approval by the holders of a majority of the shares present in person or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote “for” this proposal.

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Proposal 3: Non-binding advisory vote on compensation of named executive officers (the “say-on-pay vote”) requires approval by the holders of a majority of the shares present in person or represented by proxy and entitled to vote with respect to this matter. Our Board recommends a vote “for” this proposal. The vote on Proposal 3 is a non-binding advisory vote.

How Votes Are Counted
A quorum is required to transact business at our Annual Meeting. Stockholders of record holding shares of Common Stock constituting one-third of the shares issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. As of the close of business on April  21, 2022, the latest practicable date before the filing of this proxy statement, there were 516,820,595 shares of Common Stock issued and outstanding, held by 10,498 registered holders. Thus, the holders of at least 172,273,532 shares of Common Stock must be present in person or represented by proxy at the Annual Meeting to constitute a quorum.
Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Accordingly, abstentions will be considered
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as represented for purposes of determining a quorum. Abstentions with respect to Proposals 2 and 3 will have the same effect as a vote against such proposals. Because a plurality of the votes cast is required for Proposal 1, abstentions and withheld votes will have no effect on such proposal. Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results.
Under rules of the NYSE, brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes.” Your bank, broker or other nominee may vote your shares in its discretion on “routine” matters. Proposals 1 and 3 are considered “non-routine,” which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions. Proposal 2, however, is considered a “routine” item, which means that brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions.
Although Proposal 3 is a non-binding advisory vote, our Board will review the results and will take them into account in making a determination concerning executive compensation.
Proxy Solicitation
The Company is soliciting proxies for use at the Annual Meeting by means of the proxy materials. When stockholders vote over the internet, by telephone, or when proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendation of our Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
The Company will pay for the Annual Meeting, including the cost of mailing the Notice, paper copies of our proxy materials as requested by stockholders, and any supplemental materials. Directors, officers and employees of the Company may, either in person, by telephone or otherwise, solicit proxies. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. The Company has engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for the Annual Meeting. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. AMC will pay D.F. King & Co., Inc., a fee of $15,000. AMC will also reimburse D.F. King & Co., Inc., for reasonable out-of-pocket costs and other agreed-upon expenses and will indemnify D.F. King & Co., Inc., and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.
If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials to ensure that all of your shares are voted.
INTERNET AVAILABILITY OF PROXY MATERIALS
The Proxy Statement and Annual Report are available at
www.envisionreports.com/amc and www.investor.amctheatres.com.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
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DIRECTORS OF THE COMPANY

Our business and affairs are managed by our Board, which currently consists of the following eight members: Adam M. Aron, Howard W. “Hawk” Koch, Philip Lader, Gary F. Locke, Kathleen M. Pawlus, Anthony J. Saich, Adam J. Sussman, and Lee E. Wittlinger. Mr. Aron serves as our Chairman and Chief Executive Officer (“CEO”). Mr. Lader serves as our Lead Independent Director. Mr. Maojun (John) Zeng and Mr. Lin (Lincoln) Zhang served as directors until their resignations in July 2021.
Pursuant to our Certificate of Incorporation, our Board is currently divided into three classes. The members of each class serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes are composed as follows:
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Mr. Lader, Mr. Locke, and Mr. Sussman are Class I directors, whose terms will expire at the 2024 annual meeting of stockholders;

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Mr. Aron, Mr. Koch, Ms. Pawlus and Dr. Saich are Class II directors, whose terms will expire at the 2022 annual meeting of stockholders; and

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Mr. Wittlinger is a Class III director, whose term will expire at the 2023 annual meeting of stockholders. As a result of the resignations of Mr. Zeng and Mr. Zhang, there are currently two vacancies on our Board that, when and if filled, will become Class III directors.

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PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting stockholders will vote to elect four individuals to be elected as Class II directors to hold a three-year term of office from the date of their election until the Company’s 2025 annual meeting and until their successors are duly elected and qualified. Under Proposal. 1, the four nominees for election as Class II directors are: Mr. Aron, Mr. Koch, Ms. Pawlus, and Dr. Saich.
The Nominating and Corporate Governance Committee and the Board believe that the nominees under Proposal 1 have the requisite qualifications to oversee our business. Set forth below you will find certain information for each of the directors, which we believe evidences the directors’ qualifications to serve on the Board.
The Board recommends a vote “FOR” each of the nominees.
Each of the biographies of the nominees for election as directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the past five years, and the experience, qualifications, attributes and skills that caused the Board to determine that the person should be nominated for election as a director at the Annual Meeting. The following information is as of April 29, 2022.
Nominees for Election as Class II Directors—Terms Expiring 2025
Mr. Adam M. Aron

Mr. Adam M. Aron, 67, has served as Chief Executive Officer, President and a director of the Company since January 2016, and as Chairman of the Board since July 2021. From February 2015 to December 2015, Mr. Aron was Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. and served on the board from 2006 to 2015. Since 2006, Mr. Aron has served as Chairperson and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, and professional sports, that he founded. Mr. Aron served as Chief Executive Officer and Co-Owner of the Philadelphia 76ers from 2011 to 2013, and remains an investor. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P. Mr. Aron currently serves on the board of directors of Norwegian Cruise Line Holdings, Ltd. and HBSE, a private company, which owns the NHL’s New Jersey Devils and the NBA’s Philadelphia 76ers. Mr. Aron served on the board of directors of Centricus Acquisitions Corp. in 2021 and also served on the board of directors of Prestige Cruise Holdings, Inc. from 2007 to 2014. Mr. Aron received a Master’s of Business Administration degree with distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron brings to the Board significant business and executive leadership experience, including valuable insight into consumer services. He has more than 25 years of experience as a Chief Executive Officer, more than 25 years of experience as a corporate director, and more than 35 years of consumer-engagement experience.
Mr. Howard W. “Hawk” Koch

Mr. Howard W. “Hawk” Koch, Jr., 76, has served as a director of the Company since October 2014. Mr. Koch is a veteran movie producer and principal at The Koch Company, the former president of the Academy of Motion Picture Arts and Sciences (“AMPAS”), and Recording Secretary and former President of the Producers Guild of America. Mr. Koch serves on the Board of Directors of the Motion Picture & Television Fund from 2005 continuing through 2022 and the National Film Preservation Foundation. Mr. Koch previously served on the Board of Governors of AMPAS from 2004 to 2013 and the Board of Directors of the Producers Guild of America from 1999 to 2020. Mr. Koch has been intimately involved with the making of over 60 major motion pictures, among them such films as “Source Code”, “Fracture”, “Primal Fear”, “Marathon Man,” “Chinatown,” “Wayne’s World,” “Peggy Sue Got Married,” “The Idolmaker,” “Heaven Can Wait,” “The Way We Were” and “Rosemary’s Baby.” Mr. Koch continues to develop and produce movies. Mr. Koch has over 50 years of experience in the motion picture industry and provides our Board with a unique insight into the production of movies that are exhibited on our screens.
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Ms. Kathleen M. Pawlus

Ms. Kathleen M. Pawlus, 62, has served as a director of the Company since December 2014. Ms. Pawlus, a retired partner of Ernst and Young, LLP (“EY”), served as the Global Assurance Chief Financial Officer and Chief Operating Officer from 2012 to 2014. EY’s Assurance practice is the largest of EY’s four service lines and includes its Audit Practice, Fraud, Investigation and Dispute Services Practice, Climate Change and Sustainability Services Practice and its Financial Accounting Advisory Services Practice. Prior to this, from 2006 to 2012, Ms. Pawlus served as EY’s Americas Vice Chairperson and Chief Financial Officer, Global PBFA Function Leader and US Firm Vice Chairperson and Chief Financial Officer responsible for finance, IT operations, treasury, purchasing and facilities. Ms. Pawlus served on EY’s U.S. Executive Board from 2006 to 2012. Ms. Pawlus earned her Bachelor of Science degree from Indiana University and was a Certified Public Accountant from 1982 through 2021. Ms. Pawlus brings to the Board extensive financial, accounting, operational and management experience in various capacities with more than 30 years of experience.
Dr. Anthony J. Saich

Dr. Anthony J. Saich, 69, has served as a director of the Company since August 2012. Since July 2008, Dr. Saich has served as the Director of the Ash Center for Democratic Governance and Innovation and Daewoo Professor of International Affairs at Harvard University. In his capacity as Ash Center Director, Dr. Saich also serves as the director of the Rajawali Foundation Institute for Asia and the faculty chairperson of the China Public Policy Program, the Asia Energy Leaders Program and the Leadership Transformation in Indonesia Program. He oversees the School’s work in Vietnam as well as Myanmar, and the Ash Center’s programs on democratic governance and local government innovation. Dr. Saich also serves as a member of International Bridges to Justice and as the U.S. Secretary-General of the China United States Strategic Philanthropy Network. Dr. Saich sits on the executive committees of the John King Fairbank Center for Chinese Studies and the Asia Center, both at Harvard University, and serves as the Harvard representative of the Kennedy Memorial Trust. Dr. Saich holds a bachelor’s degree in politics and geography from the University of Newcastle, United Kingdom, a master’s degree in politics with special reference to China from the School of Oriental and African Studies, London University, and has a Ph.D. from the Faculty of Letters, University of Leiden, the Netherlands. Dr. Saich has over 40 years of experience in international affairs and will provide valuable international insights to the Company.
Continuing Class III Directors—Terms Expiring 2023
Mr. Lee E. Wittlinger

Mr. Lee E. Wittlinger, 39, has served as a director of the Company since September 2018. Mr. Wittlinger is a Managing Director of Silver Lake Group, L.L.C. (“Silver Lake”), which he joined in 2007. Mr. Wittlinger currently serves as a director on the boards of GoDaddy Inc. (“GoDaddy”), WPEngine, Inc., and Oak View Group, LLC. Mr. Wittlinger previously served as a director of Vantage Data Centers Management Company, LLC and Cast & Crew Entertainment Services LLC (“Cast & Crew”), and as a member of GoDaddy’s and Cast & Crew’s audit committees. Prior to Silver Lake, Mr. Wittlinger worked as an investment banker in the Technology, Media and Telecommunications Group at Goldman, Sachs & Co., where he focused on mergers and acquisitions and financing transactions in the technology industry. Mr. Wittlinger graduated summa cum laude from The Wharton School of the University of Pennsylvania, where he received a B.S. in Economics, with dual concentrations in Finance and Accounting. Mr. Wittlinger brings extensive financial and banking expertise to the Company. See “Related Party Transactions” for details of Mr. Wittlinger’s appointment.
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Continuing Class I Directors—Terms Expiring 2024
Mr. Philip Lader

Mr. Philip Lader, 76, has served as a director of the Company since June 2019 and as Lead Independent Director since July 2021. Mr. Lader is a Senior Advisor to Morgan Stanley Institutional Securities as well as a partner emeritus with the law firm of Nelson Mullins Riley & Scarborough LLP. He is also the former U.S. Ambassador to the Court of St. James’s and Chairperson of WPP plc. Mr. Lader served in President Clinton’s Cabinet as Administrator of the US Small Business Administration, White House Deputy Chief of Staff, Assistant to the President, and Deputy Director of the Office of Management & Budget. Previously, he was Executive Vice President of Sir James Goldsmith’s US holdings and President of Sea Pines Company, universities in South Carolina and Australia, and Business Executives for National Security. Also, he is currently a trustee and Investment Committee Chairperson of RAND Corporation and several foundations, as well as a member of the boards of several privately-held companies, the investment committees of Morgan Stanley’s Global Infrastructure and Real Estate Funds, and the Council on Foreign Relations. He currently or has previously served on the boards of Lloyds of London, Marathon Oil, AES, WPP plc, Songbird (Canary Wharf), Rusal Corporations, the British Museum, American Red Cross, Smithsonian Museum of American History, St. Paul’s Cathedral Foundation, Atlantic Council, and several banks and universities. He is the founder and co-host of Renaissance Weekends. Mr. Lader’s education includes Duke, Michigan, Oxford and Harvard Law School, and he has been awarded honorary doctorates by 14 universities. He is an Honorary Fellow of Oxford University’s Pembroke College and London Business School and Honorary Bencher of Middle Temple (British Inns of Court), he was awarded the Benjamin Franklin Medal by The Royal Society for Arts, Manufactures & Commerce for his contributions to trans-Atlantic relations. Mr. Lader brings vast experience in business, government and law to the Board.
Mr. Gary F. Locke

Mr. Gary F. Locke, 72, has served as a director of the Company since February 2016. Mr. Locke is currently a trade consultant and owner of Locke Global Strategies, LLC since 2014. Mr. Locke has also served as the interim President of Bellevue College since June of 2020. Mr. Locke was the first Chinese American to be elected as a U.S. Governor when the voters of Washington elected him in 1996 and re-elected him in 2000. During his administration, he strengthened economic ties between China and Washington State. Mr. Locke then served as U.S. Commerce Secretary from 2009-2011, where he led the effort to implement President Obama’s National Export Initiative to double American exports in five years. He then became America’s 10th Ambassador to China, serving from 2011-2014, and during his service he opened markets for made-in-USA goods and services and reduced wait times for visa interviews of Chinese applicants from 100 days to three days. Mr. Locke is a member of the board of directors of nLight, Inc. and Port Blakely Tree Farms. He attended Yale University, graduating with a bachelor’s degree in political science and received his law degree from Boston University. Mr. Locke brings to the Board a global and valuable business perspective due to his extensive role in politics and experience as an Ambassador to China.
Mr. Adam J. Sussman

Mr. Adam J. Sussman, 50, has served as a director of the Company since May 2019. Mr. Sussman has served as President of Epic Games, Inc. since January 2020. Prior to that, from 2017 until 2020, Mr. Sussman was appointed as Nike, Inc.’s first-ever Chief Digital Officer, was previously head of Nike’s Global Strategy and Corporate Development and served as the VP/GM Direct Digital and Geographies. He was responsible for building Nike’s portfolio of world-class digital consumer experiences and innovations and transforming retail for the world’s leading sports brand. He managed Nike’s digital teams globally and Nike’s direct-to-consumer GMs across the four key operating geographies of the company. Prior to Nike, Mr. Sussman was Senior Vice President of Global Publishing at Zynga responsible for marketing, sales, growth and digital products. He also served as Senior Vice President of Publishing at Disney, building the global team that managed gaming properties across all media platforms around the world. At Electronic Arts, he was Vice President of Worldwide Publishing, leading the team that established EA Mobile as the #1 publisher on the Apple App store. Mr. Sussman started his career as a creative executive at Hearst Entertainment, a division of the Hearst Corporation. Mr. Sussman holds a BA from Harvard College and an MBA from Harvard University Graduate School of Business Administration. Mr. Sussman brings valuable experience as president of large company and in marketing, information technology and digital platforms to the Board.
9

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Corporate Governance Guidelines and Principles reflect the principles by which the Board operates and sets forth director qualification standards, responsibilities, compensation, evaluation, orientation and continuing education, board committee structure, chief executive officer performance review, management succession planning and other policies for the governance of the Company. A copy of the Corporate Governance Guidelines and Principles is available on our website at www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents”.
Risk Oversight
The Board executes its oversight responsibility for risk management directly and through its committees, as follows:
The Audit Committee has primary oversight responsibility with respect to the Company’s annual enterprise risk management analysis, including financial and accounting risks. The Audit Committee discusses with management the Company’s significant financial and non-financial risk exposures and the Company’s risk assessment and risk management policies. Management provides to the Audit Committee periodic assessments of the Company’s risk management processes and systems of internal control. The Chairperson of the Audit Committee reports to the full Board regarding material risks as deemed appropriate.
The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairpersons to the full Board. These reports are presented at every regular Board meeting and include discussions of committee agenda topics, including matters involving risk oversight.
The Board, together with its committees, considers specific risk topics, including risks associated with our annual operating plan, our capital structure, information systems, privacy, and other cyber security risks. In addition, the Board receives reports from the members of our senior leadership team that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the Board is informed of developments that could affect our risk profile or other aspects of our business.
Cybersecurity Risk
The Audit Committee’s charter provides that it will have oversight responsibility for information systems, privacy and data security risk exposure, otherwise known as cybersecurity. Management has formed a cross-functional information security committee (the “InfoSec Committee”) to develop and implement cybersecurity policies, procedures and training to mitigate cybersecurity risks. Further, the InfoSec Committee is charged with response preparedness for cybersecurity incidents. Management regularly reports to the Audit Committee on cybersecurity risks and initiatives undertaken to address such risks. The Audit Committee and/or InfoSec Committee also engage independent consultants to review, test and make recommendations regarding cybersecurity preparedness.
Compensation Policies and Practices as They Relate to Risk Management
The Compensation Committee has reviewed and discussed the concept of risk as it relates to the Company’s compensation policies and it does not believe the Company’s compensation policies or practices create or encourage the taking of excessive risks that are reasonably likely to have a material adverse effect on the Company. Below are some of the highlights of the Company’s compensation programs that mitigate risks associated with compensation:
•
Compensation is comprised of a combination of base salary, annual cash incentive, and long-term equity incentive awards;

•
While annual cash incentives are available for all full-time employees, only senior officers receive equity awards;

10

•
Equity compensation vesting is multi-year service based and performance based with overlapping performance periods; and

•
Maximum payout for cash and equity incentives is 200% of the value at target.

The Compensation Committee has identified no material risks in the compensation programs for 2021.
Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our associates, including our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics, which addresses the subject areas covered by the SEC’s rules, may be obtained free of charge through our website: www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents”. Any amendment to, or waiver from, any provision of the Code of Business Conduct and Ethics required to be disclosed with respect to any senior executive or financial officer shall be posted on this website.
Board and Committee Information
The Board held 9 meetings during the year ended December 31, 2021. Each director attended at least 75% of the total combined meetings held by the Board plus the meetings held by the committees of the Board on which such director served.
Communications with the Board
Our stockholders and other interested parties may communicate to our Board, its committees or our non-management directors as a group, by writing to the Secretary of AMC Entertainment Holdings, Inc. at One AMC Way, 11500 Ash Street, Leawood, KS 66211. Stockholders and other interested parties should indicate that their correspondence is intended to be communicated to the Board.
Director Independence
Until December 23, 2020, we availed ourselves of the “controlled company” exception under the rules of the NYSE, which permits a listed company of which more than 50% of the voting power for election of directors is held by an individual, a group or another company to not comply with certain of the NYSE’s governance requirements. We were a “controlled company” due to the stock ownership of Wanda America Entertainment, Inc., an affiliate of Dalian Wanda Group Co., Ltd, (“Wanda”), who, as a result of additional stock offerings by the Company, ceased to hold more than the requisite voting power on December 23, 2020. Wanda subsequently sold substantially all of its stock during the period of January through May 2021, and Mr. Zeng and Mr. Zhang, who were employees of Wanda, resigned as directors in July 2021. As a result of losing “controlled company” status, we were required to have a majority of independent directors on our Board by no later than December 23, 2021. We currently have five independent directors: Mr. Lader, Ms. Pawlus, Dr. Saich, Mr. Sussman, and Mr. Wittlinger, as determined by our Board in accordance with NYSE rules. The remaining members of the Board, Mr. Aron, Mr. Koch, and Mr. Locke, are not independent under the NYSE rules or within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”).
Our Board has determined that Dr. Saich, Ms. Pawlus, and Mr. Wittlinger are independent in accordance with NYSE rules and within the meaning of the Exchange Act for purposes of serving on our Audit Committee. As a result of losing “controlled company” status, we were required to have a Compensation Committee and Nominating and Corporate Governance Committee with a majority of independent members by no later than March 23, 2021. Both the Compensation Committee and the Nominating and Corporate Governance Committee were required to be fully independent by no later than December 23, 2021. In order to comply with the independence standards: (i) Mr. Lader and Mr. Sussman were appointed to the Compensation Committee effective March 20, 2021; (ii) Mr. Koch resigned from the Compensation Committee effective December 17, 2021; and (iii) Mr. Koch and Mr. Locke resigned from the Nominating and Corporate Governance Committee effective December 17, 2021. The Compensation Committee is currently composed of three directors, all of whom are independent. The Nominating and Corporate Governance Committee is composed of three directors, all of whom are independent.
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Board Leadership Structure
Pursuant to the Company’s Corporate Governance Guidelines, the Board does not have a fixed policy regarding the separation of the offices of Chairperson of the Board and CEO. Under our current leadership structure, both of those roles are held by Mr. Aron. Because the roles of Chairperson and CEO are combined, the Board has appointed Mr. Lader to serve as the non-executive Lead Independent Director. At this time, our Board believes this structure is best for the Company as it allows our Chairperson and CEO to oversee the operational leadership and strategic direction of the Company, while enabling the Lead Independent Director to facilitate the Board’s independent oversight of management, including evaluation of the CEO’s performance. Our Chairperson is not considered independent under the NYSE rules.
Executive Sessions
Our non-management directors meet in an executive session, without members of management present, no less than once per year in accordance with the NYSE rules. Our Lead Independent Director presides over these executive sessions.
Attendance at Annual Meetings
We encourage our directors to attend our Annual Meeting of Stockholders, absent unusual circumstances. All of our directors attended the 2021 Annual Meeting of Stockholders.
Committees
Our Board has established three standing committees. The standing committees consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The standing committees are comprised of directors as provided in the table below:
Board Member	Audit(1)	Compensation	Nominating and Corporate Governance
Adam M. Aron
Howard W. “Hawk” Koch, Jr.
Philip Lader		Member	Member
Gary F. Locke
Kathleen M. Pawlus	Chairperson
Adam J. Sussman		Member
Anthony J. Saich	Member		Chairperson
Lee E. Wittlinger	Member	Chairperson	Member
Meetings Held in 2021	4	4	4

(1)
Our Audit Committee is comprised of three independent members, all of whom are financially literate as defined in the NYSE rules.

Each of our standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, operates under a charter, which is available on our website at www.amctheatres.com under “Investor Relations”—“Governance”—“Governance Documents”. The functions performed by each of the standing committees of the Board are briefly described below.
Audit Committee
Our Audit Committee consists of Ms. Pawlus, Dr. Saich and Mr. Wittlinger. The Board has determined that Ms. Pawlus and Mr. Wittlinger qualify as Audit Committee financial experts as defined in Item 407(d)(5) of Regulation S-K and that each member of our Audit Committee is financially literate as defined in the NYSE rules and is independent within the meaning of Rule 10A-3 of the Exchange Act and the NYSE rules.
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The principal duties and responsibilities of our Audit Committee are as follows:
•
to oversee our financial reporting process and internal control system;

•
to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, oversee their work and perform an annual evaluation;

•
to oversee the performance of our internal audit function; and

•
to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee consists of Mr. Lader, Mr. Sussman, and Mr. Wittlinger, all of whom are independent in accordance with the NSYE rules. In order to comply with the independence standards following the loss of our “controlled company” status, Mr. Lader and Mr. Sussman were appointed to the Compensation Committee effective March 20, 2021; and Mr. Koch resigned from the Compensation Committee effective December 17, 2021. Further, Mr. Zeng served on the Compensation Committee until his resignation from the Board in July 2021. The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and non-employee directors and disclosure relating to these matters;

•
to review and approve the compensation of our CEO and our other executive officers; and

•
to provide oversight concerning the compensation of our CEO, succession planning, performance of our CEO and compensation related matters.

The Compensation Committee may delegate to management administration of incentive compensation plans for non-executive officers. The Compensation Committee engaged and retained Aon Hewitt (“Aon”), as an independent executive compensation consultant, to provide advice on 2021 compensation matters. During 2021, Aon provided advice on executive and director compensation programs, executive and director market pay analysis, compensation peer group, CEO pay recommendations and drafting of the Compensation, Discussion and Analysis disclosures contained in the Company’s Proxy Statement. The Compensation Committee reviewed the nature of its relationship with Aon and determined that there were no conflicts of interest with respect to Aon’s independence.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mr. Lader, Dr. Saich and Mr. Wittlinger, all of whom are independent in accordance with the NSYE rules. In order to comply with the independence standards following the loss of our “controlled company” status, Mr. Koch and Mr. Locke resigned from the Nominating and Corporate Governance Committee effective December 17, 2021. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•
to establish criteria for board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on committees of the Board; and

•
to make recommendations to our Board regarding board governance matters and practices.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances
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of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk, cybersecurity, technical expertise, policy-making, etc.).
The Board has not adopted a formal diversity policy and pursuant to the Company’s Corporate Governance Guidelines and Principles, the Board broadly construes diversity to mean diverse background, education, skills, age, expertise with a proven record of accomplishment and the ability to work well with others. The Nominating and Corporate Governance Committee does not assign specific weight to any particular factor but in selecting members for open Board positions, the Board takes into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board and the need for financial or other specialized expertise. The Board seeks to achieve a mix of members whose experience and backgrounds are relevant to the Company’s strategic priorities and the scope and complexity of the Company’s business. Overall, each of our Board members is committed to the growth of the Company for the benefit of the stockholders, contributes new ideas in a productive and congenial manner and regularly attends board meetings.
The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at: Company Secretary, One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 or by emailing: KConnor@amctheatres.com. Invitations to serve as a nominee are extended by the Board itself via the Chairperson and the Chairperson of the Nominating and Corporate Governance Committee.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Mr. Lader, Mr. Sussman, and Mr. Wittlinger. During the period January 1, 2021 through December 31, 2021, no member of the Compensation Committee had a relationship required to be described under the SEC rules relating to disclosure of related person transactions (other than as described below in “Related Person Transactions” with respect to agreements with Silver Lake and Wanda) and none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.
14

HUMAN CAPITAL RESOURCES

Talent Acquisition, Development, and Retention
AMC associates are core to our commitment to delivering the best theatrical experience in the world. Hiring, developing and retaining employees who support the guest-focused mission in our theatres is essential to our operations. Acquiring the right talent at speed and scale is a core capability that we regularly monitor and manage, given the need to rapidly staff our frontline operations. Once hired, we focus on the development of our associates, creating experiences and programs that promote performance, growth and career opportunities for those who are passionate about our business. We sponsor numerous training, education and leadership development programs for associates at all levels, from hourly associates to executive officers. These programs are designed to enhance leadership and managerial capability, ensure quality execution of our programs, drive guest satisfaction and increase return on investment.
Diversity, Equity, and Inclusion
Our goal is to create a workforce as diverse as the guests we serve and the movies we show on our screens. As such, diversity, equity and inclusion (“DEI”) are fundamental to our culture and critical to our success. In support of this goal, AMC has established four councils in support of Women, Latinx, African American and LGBTQ+ associates. The purpose of these councils is to strengthen our culture by defining opportunities to embrace our diversity, lead with fairness and impartiality and create a more inclusive work environment by leveraging associate experiences. These councils are supported by the DEI function under the guidance of the Chief Human Resources Officer. This DEI focus ensures that all communities are represented in our long-term systemic approach. Our work has been recognized externally: AMC has received a perfect score for 14 consecutive years on the Human Rights Campaign Foundation’s Corporate Equality Index as one of the “Best Places to Work for LGBTQ Equality”; and for seven years running has been named one of the “Best Places to Work” for people with disabilities on the Disability Equality Index.
Compensation, Benefits, Safety, and Wellness
In addition to offering market competitive salaries and wages, we offer comprehensive health and retirement benefits to eligible employees. Our health and welfare benefits are supplemented with specific programs to manage or improve common health conditions, a variety of voluntary benefits and paid time away from work programs. We also provide a number of innovative programs designed to promote physical, emotional and financial well-being. Our commitment to the safety and health of our associates continues to be a top priority.
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DIRECTOR COMPENSATION

The following section presents information regarding the compensation paid during the year ended December 31, 2021 to members of our Board who were not employees of the Company (“non-employee directors”). Employee members of our Board do not receive any compensation from the Company for service as a director. We reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.
Non-Employee Director Compensation
In order to attract and retain qualified non-employee directors, the Company adopted a Non-Employee Director Compensation Program, effective January 1, 2019, pursuant to which non-employee directors were compensated for their service to the Company in 2021. Each non-employee director is eligible the following annual compensation for services as a Board member:
a)
an annual cash retainer of $150,000; and

b)
an annual stock award with a calculation value of $70,000; and

c)
an annual cash retainer for non-employee directors who serve on a committee as follows:

Committee	Chairperson	Member
Audit	$30,000	$10,000
Compensation	15,000	10,000
Nominating and Corporate Governance	15,000	10,000
Cash retainers are paid in quarterly installments and are pro-rated for partial years of service.
Stock awards are made pursuant to the Company’s 2013 Equity Incentive Plan (“EIP”), are fully vested at the date of grant, and are issued on the later of (i) the date annual grants are made to senior management and (ii) the date the director is elected to the Board. Stock awards are pro-rated for the director’s first partial year of service, but not for the last partial year of service. Directors may elect to receive all or a portion of their cash retainer in stock. As originally adopted, stock awards were to be retained until the earlier to occur of the third anniversary of the grant date or the director’s departure from the Board. On June 8, 2021, the program was amended to reduce the holding period to the earlier to occur of the first anniversary of the grant date or the director’s departure from the Board.
Unless otherwise specified by the Board, the number of shares awarded to each non-employee director is determined by dividing the value of the award by the average closing price of the stock for the five trading days prior to the date of the stock award. Consistent with the grants to management, for the 2021 director stock awards, due to the volatility in the Company’s stock price at the time grants were made and to factor in the impact of the COVID-19 pandemic, the volume weighted average price for the Common Stock for the period of March 16 through December 31, 2020, was used to determine the number of shares granted to each non-employee director. Stock Award values reflected in the director compensation table below are based upon the closing price for our Common Stock on the date of grant. Since the stock prices used to calculate the grants and determine the compensation value are different, in times of high volatility the reflected compensation may ultimately be higher or lower than that targeted by the Board. For the 2021 stock awards, this difference was substantial given the difference between the $3.95 price used to calculate the shares awarded and the $7.70 price used to calculate the compensation included in the table.
In conjunction with the creation of the position, the Board approved an additional cash retainer of $50,000 for the Lead Independent Director.
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Director Compensation Table
The following table presents information regarding the compensation of our non-employee directors during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Howard W. “Hawk” Koch, Jr.	$170,000	$136,459	$306,459
Philip Lader(3)	227,603	136,459	364,062
Gary F. Locke	160,000	136,459	296,459
Kathleen M. Pawlus	180,000	136,459	316,459
Anthony J. Saich	175,000	136,459	311,459
Adam J. Sussman(3)	195,000	136,459	331,459
Lee E. Wittlinger(4)	171,315	136,459	307,774

(1)
Includes the annual cash retainer for services as a board member, the annual cash retainer for services as the Lead Independent Director, the annual cash retainer for services as a member of a committee, and the annual cash retainer for services as a chairperson of a committee.

(2)
Represents the aggregate grant date fair values, as computed in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (“ASC”) Topic 718, Compensation—Stock Compensation, calculated based upon the closing price of the Common Stock on February 23, 2021 of $7.70 per share. As discussed above, the number of shares granted was calculated using a price of $3.95 (representing a long-term volume weighted average price) resulting in the variance between the award calculation value and the ultimate compensation value included in the table.

(3)
Members of the special litigation committee established to investigate and evaluate certain derivative claims received a $35,000 cash fee for their service.

(4)
Mr. Wittlinger waived payment of any fees for his services as a board member prior to the date Silver Lake sold its Common Stock in January 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock outstanding as of April 22, 2022 with respect to:
•
each person or group of affiliated persons known by us to own beneficially more than 5% of any class of the outstanding shares of Common Stock, together with their addresses;

•
each of our directors, director nominees and our Named Executive Officers (“NEOs”); and

•
all directors and executive officers as a group.

The address for each of our directors, director nominees and NEOs is c/o AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. Each person has sole voting and dispositive power over shares held by them, except as described below.
NAME	Common Stock Number	%
5% Beneficial Owners:
BlackRock, Inc.(1)	42,892,769	8.3%
The Vanguard Group(2)	47,085,666	9.1%
Directors, Director Nominees and Named Executive Officers:
Adam M. Aron	793,974	*
Sean D. Goodman	4,420	*
John D. McDonald(3)	1,463	*
Elizabeth Frank	4,168	*
Stephen A. Colanero(4)	—	—
Howard W. “Hawk” Koch., Jr.	23,672	*
Philip Lader	23,672	*
Gary F. Locke	23,672	*
Kathleen M. Pawlus	23,672	*
Anthony J. Saich	23,672	*
Adam J. Sussman	23,672	*
Lee E. Wittlinger	5,950	*
All directors and executive officers as a group (17 persons)(4)	1,120,871	*

*
Less than 1%

(1)
Based on a 13G filed February 4, 2022, by BlackRock, Inc. In such filing BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055. The Schedule 13G indicates sole voting power over 40,218,484 shares and sole dispositive power over 42,892,769 shares and shared voting power over 0 shares and shared dispositive power over 0 shares.

(2)
Based on a 13G filed February 9, 2022, by The Vanguard Group. In such filing The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G indicates sole voting power over 0 shares and sole dispositive power over 45,852,389 shares and shared voting power over 610,631 shares and shared dispositive power over 1,233,277 shares.

(3)
Mr. McDonald is retiring from the Company effective April 30, 2022.

(4)
Mr. Colanero retired effective March 31, 2022.

(5)
Includes 168,864 shares of Common Stock beneficially held by executive officers not named in the table.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and holders of greater than 10% of our Common Stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely upon a review of the copies of such reports filed electronically with the SEC and/or written representations that no other reports were required to be filed during 2021, all filing requirements under Section 16(a) applicable to our officers, directors and 10% stockholders were satisfied timely.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Transactions
The Board has adopted the AMC Entertainment Holdings, Inc. Policy on Transactions with Related Persons as our policy for the review, approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, and one of the Company’s executive officers, directors, director nominees, 5% stockholders (or the immediate family or household members of any of the foregoing) or any firm, corporation or other entity in which any of the foregoing persons controls, is employed by, or has a material ownership interest (each, a “Related Person”) has a direct or indirect material interest.
This policy is administered by the Audit Committee. As appropriate for the circumstances, the Audit Committee will review and consider relevant facts and circumstances in determining whether to approve or ratify such transaction. Our policy includes certain factors that the Audit Committee takes into consideration when determining whether to approve a related person transaction as follows:
•
the position within or relationship of the related person with the Company;

•
the materiality of the transaction to the related person and the Company, including the dollar value of the transaction, without regard to profit or loss;

•
the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

•
whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons;

•
whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

•
the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Related Person Transactions
Registration Rights Agreement
In connection with our initial public offering (the “IPO”), we entered into a registration rights agreement with Wanda (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use its best efforts to effect registered offerings upon request from Wanda and to grant incidental or “piggyback” registration rights with respect to any Common Stock held by Wanda.
The obligation to effect any demand for registration by Wanda is subject to certain conditions, including limitations on the number of demand registrations and limitations on the minimum value of securities to be registered. In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by Wanda. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the Registration Rights Agreement.
As a result of the sale of substantially all of its Common Stock, in May 2021 and the resignations of Mr. Zeng and Mr. Zhang from our Board in July 2021, Wanda ceased being a Related Person.
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Silver Lake Notes
On September 14, 2018, the Company entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine, L.P., an affiliate of Silver Lake, relating to the issuance to Silver Lake (or its designated affiliates) of $600 million principal amount of 2.95% convertible senior unsecured notes due 2024 (the “Notes”) for a purchase price equal to 100% of the principal amount, subject to certain adjustments for expense reimbursement. On July 31, 2020, the Investment Agreement was amended and restated along with the indenture governing the Notes to extend the maturity date to May 1, 2026, and to grant the holders a first-priority lien on substantially all of the Company’s tangible and intangible assets to secure the Notes.
Upon conversion by a holder thereof, the Company was to deliver at its election, either cash, shares of the Common Stock or a combination of cash and shares of the Common Stock. The original conversion rate was 52.7704 per $1,000 principal amount of the Notes (which represented an initial conversion price of $20.50 per share minus the $1.55 per share dividend declared by the Board on September 14, 2018). In the event that the conversion price was greater than 120% of the average of the volume-weighted average price of the Common Stock for the period of ten consecutive trading days ending on September 14, 2020 (the “Reset Conversion Price”), the conversion price for the Notes would be adjusted downward to such Reset Conversion Price. However, the conversion price reset provision was subject to a conversion price floor such that the shares issuable upon conversion of all of the Notes would not exceed 30% of the Company’s then outstanding fully-diluted share capital. The volume-weighted average price of the Common Stock for the ten consecutive trading days ending on September 14, 2020 was $6.55 and, as a result, the conversion price reset provision was triggered. Effective September 14, 2020, the conversion rate was adjusted to 74.0381 per $1,000 principal amount of the notes (representing an adjusted conversion price of $13.51 after giving effect the conversion price floor). The conversion price reset provision was only applicable at September 14, 2020 and any further adjustments to the conversion price would be due to customary anti-dilution adjustments as set forth in the indenture governing the Notes.
On January 27, 2021, the holders elected to convert all of the Notes and on January 29, 2021, the Company issued 44,422,860 shares of Common Stock to the holders and cancelled the $600,000,000 first lien indebtedness represented by the Notes.
With the conversion of the Notes and Silver Lake’s subsequent sale of its Common Stock, in January 2021 Silver Lake ceased being a Related Person.
Silver Lake Investment Agreement
Board Representation.   Pursuant to the Investment Agreement, as long as Silver Lake and its affiliates beneficially own at least 25% of the outstanding common stock of the Company (the “Minimum Ownership Threshold”) beneficially owned by them immediately following the closing contemplated by the Investment Agreement, assuming the conversion of the Notes on a full physical basis into the Company’s Common Stock and subject to certain exclusions, Silver Lake will have the right to nominate a Silver Lake managing director as a director on the Board who will serve on all standing committees of the Board (to the extent permitted pursuant to the independence requirements under applicable laws). In connection with the foregoing, Lee Wittlinger, Managing Director of Silver Lake, was appointed to the Board. Additionally, for so long as Silver Lake has the right to nominate an individual to the Board, Silver Lake will be entitled to appoint a Board observer who will observe Board meetings and receive copies of all Board materials.
With the conversion of the Notes on January 29, 2021, and Silver Lake’s subsequent sale of its Common Stock, Silver Lake no longer satisfies the Minimum Ownership Threshold, so the Board nomination and observer rights have expired and, if requested by the Board, Mr. Wittlinger must tender his resignation.
Standstill Obligations.   Silver Lake and certain of its affiliates were subject to certain standstill obligations until April 29, 2021 (such period, the “Standstill Period”). During the Standstill Period, Silver Lake and such affiliates will not, among other things and subject to specified exceptions (a) acquire any securities of the Company if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 27.5% of the then outstanding common stock of the Company assuming the conversion of the Notes on a full physical basis into the Company’s Common Stock and subject to certain exclusions; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Exchange Act, as amended).
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Participation Rights.   During the period from the second to the third anniversary of closing, Silver Lake had certain rights to purchase a pro rata portion of any equity securities, or instruments convertible into or exchangeable for any equity securities, in certain proposed offerings by the Company (the “Participation Rights”). Silver Lake’s Participation Rights did not apply in connection with certain excluded transactions, including any acquisitions, strategic partnerships or commercial arrangements entered into by the Company or any equity compensation plans, or underwritten offerings. The Participation Rights were limited to the percentage of the Company’s common stock owned by Silver Lake (assuming conversion of the Notes) as of the offering. As of January 29, 2021, Silver Lake no longer owned any common stock, rendering the Participation Rights inapplicable.
Registration Rights.   Silver Lake was also entitled to certain registration rights for the Notes and the shares of common stock issuable upon conversion of the Notes, subject to specified limitations. Such registration rights were fulfilled by the Company prior to the conversion of the Notes and sale of the common stock by Silver Lake.
With the conversion of the Notes and Silver Lake’s subsequent sale of its Common Stock, in January 2021 Silver Lake ceased being a Related Person.
Wanda Repurchase Agreement
On September 14, 2018, the Company entered into a Stock Repurchase and Cancellation Agreement (the “Stock Repurchase Agreement”) with Wanda, pursuant to which the Company repurchased 24,057,143 shares of the Company’s Class B common stock held by Wanda at a price of $17.50 per share. Additionally, pursuant to the Stock Repurchase Agreement up to 5,666,000 of the shares of the Company’s Class B common stock held by Wanda following such repurchase (the “Forfeiture Shares”) were subject to forfeiture and cancellation by the Company upon conversion of the Notes if the reset provision contained in the Indenture was triggered on September 14, 2020. Upon the conversion of the Notes on January 29, 2021, all of the Forfeiture Shares were forfeited and cancelled by the Company.
The Stock Repurchase Agreement also provided that for so long as Silver Lake was entitled to nominate an individual to the Board, Wanda would not vote or exercise its right to consent in favor of any directors that were not previously approved by the Board and proposed on the Company’s slate of directors at any meeting of stockholders of the Company at which any individuals to be elected to the Board were submitted for the consideration and vote of the stockholders of the Company. With the conversion of the Notes on January 29, 2021, and Silver Lake’s subsequent sale of its Common Stock, Silver Lake is no longer entitled to nominate an individual to the Board.
As a result of the sale of substantially all of its Common Stock, in May 2021 and the resignations of Mr. Zeng and Mr. Zhang from our Board in July 2021, Wanda ceased being a Related Person.
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PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young, LLP (“EY”) as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for 2022. EY served as our independent registered public accounting firm for 2021.
The Audit Committee is responsible for overseeing the qualifications, engagement, compensation, independence, and performance of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements and its internal control over financial reporting. The Audit Committee requires and, with its chairperson, oversees the selection process for new lead audit engagement and concurring partners every five years. Throughout this process, the Audit Committee and management will provide input to EY about AMC priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. The Audit Committee will also require other key EY partners assigned to our audit to be rotated as required by the PCAOB. To help ensure continuing auditor independence, the Audit Committee will continue to periodically consider whether there should be a regular rotation of the independent auditor.
We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm for 2022. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and our stockholders. If the stockholders fail to ratify the selection of this firm, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of EY.
Representatives from EY are expected to attend the 2022 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
The Board recommends a vote “FOR” ratification of the selection of EY as our independent registered public accounting firm for 2022.
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AUDIT COMMITTEE REPORT

Our Audit Committee reviews our financial reporting process on behalf of our Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2021 Annual Report on Form 10-K with our management and our independent registered public accounting firm for 2021, EY. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. EY is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has discussed with EY the matters requiring discussion by Statement on Auditing Standard No. 1301, Communication with Audit Committees (as amended), and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letters from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. The Audit Committee has concluded that the independent auditors currently meet applicable independence standards.
Based on the reviews and discussions to which we refer above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in our 2021 Annual Report on Form 10-K, for filing with the SEC.
Audit Committee of the Board of Directors
Kathleen M. Pawlus (Chairperson)
Anthony J. Saich
Lee E. Wittlinger
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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees that the Company was billed for the audit and other services provided by EY for the years ended December 31, 2021 and 2020. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of EY and determined they were compatible. The Audit Committee has the sole right to engage and terminate the Company’s independent registered public accounting firm, to pre-approve their performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees.
Type of Fee	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees(1)	$4,040,351	$4,037,983
Audit-Related Fees(2)	484,688	1,414,195
Tax Fees(3)	634,974	983,057
Total	5,160,013	6,435,235

(1)
Audit Fees include the audit of our annual financial statements and our internal control over financial reporting, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2021 and December 31, 2020.

(2)
Audit-Related Fees includes assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees include professional services rendered by EY for U.S. and international tax return preparation and tax compliance.

Audit Committee Pre-Approval Policy
The Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The policies provide general pre-approval for certain types of services, as well as approved costs for those services. The term of any general pre-approval is twelve months from the date of pre-approval unless the Audit Committee specifies otherwise. Any costs or services that are not given general pre-approval require specific pre-approval by the Audit Committee. The policy directs that, if management must make a judgment as to whether a proposed service is a pre-approved service, management should seek approval of the Audit Committee before such service is performed.
Requests to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee (or the chairperson of the Audit Committee as provided below) by both the independent auditor and management, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. Under the Audit Committee’s pre-approval policy, the chairperson of the Audit Committee has the authority to address any requests made for pre-approval of services between Audit Committee meetings, and the chairperson must report any pre-approval decisions made between Audit Committee meetings to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibility to pre-approve any permitted services to management.
The Audit Committee pre-approved all services provided by EY for 2021.
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COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2022 Annual Meeting.
Members of the Compensation Committee:
Lee E. Wittlinger, Chairperson
Philip Lader
Adam J. Sussman
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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion & Analysis (“CD&A”) describes the philosophy, objectives and structure of our fiscal year 2021 executive compensation program. This CD&A is intended to be read in conjunction with the tables below, which provide further detail and historical compensation information for our NEOs as identified below.
Name	Position
Adam M. Aron	Chairman, Chief Executive Officer, President and Director
Sean D. Goodman	Executive Vice President and Chief Financial Officer
John D. McDonald(1)	Executive Vice President, U.S. Operations
Elizabeth F. Frank	Executive Vice President, Worldwide Programming and Chief Content Officer
Stephen A. Colanero(2)	Executive Vice President, Chief Marketing Officer

(1)
Mr. McDonald is retiring effective April 30, 2022.

(2)
Mr. Colanero retired effective March 31, 2022.

EXECUTIVE SUMMARY
2021 Business Review; Continuing Impact of the COVID-19 Pandemic
Throughout 2021, the Company continued to battle the impacts of the COVID-19 pandemic, the greatest obstacle we have faced in our more than 100 year history. Despite optimism for a fulsome recovery in 2021, we were faced with surges in the COVID-19 Delta variant in the summer and the COVID-19 Omicron variant in the fall. While the pandemic has had a catastrophic impact on our industry, the extraordinary efforts of the Company’s management not only assured our survival, they provided the foundation to capitalize on the burgeoning recovery and seek diversification.
At the beginning of the year, only 67% of our domestic theatres and 30% of our international theatres were operating, with many subject to seating capacity limitations. By December 21, 2021, all of our domestic theatres were operating along with 95% of our international theatres. As theatres opened, capacity restrictions generally subsided as well. However, many jurisdictions continued to enforce masking and proof-of-vaccination requirements for attending our theatres, which served to suppress some consumer demand and resulted in increased operating expenses. Further, throughout the year, studios continued to delay releases and experiment with alternative distribution models for their movies that eroded or eliminated the exclusive theatrical exhibition window. Despite the mandated operating restrictions, suppressed consumer demand, and reduced pipeline of theatrical movie releases, we continued to bear the burden of a high fixed cost structure.
As an illustration of the ongoing impacts to our industry, the North American industry box office in 2021 was $4.5 billion compared to AMC internal projections of $5.2 billion at the beginning of the year and a 2019 pre-pandemic level of $11.4 billion.
Despite the formidable headwinds facing the Company in 2021, the management team secured some impressive accomplishments:
•
Average food and beverage per patron revenue reached a record level of $6.67, representing a 38.4% increase from the prior year.

•
At December 31, 2021, we had available liquidity of $1.8 billion including $1.6 billion of cash and cash equivalents at December 31, 2021, much of which resulted from successful implementation of at-the-market stock offerings that raised over $1.6 billion in gross proceeds during the year.

•
We acquired 11 theatres with 140 screens and built and opened 10 new theatres with 82 screens.

•
During September 2021, we launched a multi-media global advertising campaign to engage customers and raise awareness about movie theatres’ unique experiences and how important theatrical exhibition is to the cultural

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fabric of society the world over. The campaign is anchored by a television commercial starring Oscar winner Nicole Kidman, was directed by two-time Academy Award nominee Jeff Cronenweth with Tim Cronenweth, and was written by Academy Award screenwriter nominee Billy Ray. The campaign reinforces the communal and multi-sensory experience that can only be found in a movie theatre and introduces our new axiom: “AMC Theatres. We Make Movies Better.”
•
AMC partnered with Sony Pictures to become the first theatrical exhibition company to offer a limited number of exclusive Spider-Man: No Way Home non-fungible tokens (“NFTs”) based on a ticket purchase and redemption on the opening night of the film. Some 86,000 exclusive and limited edition NFTs offer guests a tradeable collectible commemorating the most successful film of 2021.

•
We announced the expansion our food and beverage business beyond theatrical exhibition with the launch of AMC Theatres Perfectly Popcorn in the U.S. markets. The initiative will include select mall retail locations selling our freshly made popcorn, home delivery and “to go” packages from our theatres, and pre-packaged and ready-to-pop microwaveable popcorn available at supermarkets and convenience stores.

•
The Company launched AMC Investor Connect (“AIC”), an innovative new communication initiative to engage directly with its sizable retail shareholder base and convert shareholders into AMC consumers. As of February 24, 2022, there were 613,807 global self-identified AMC shareholder members of AIC.

•
During the fourth quarter of 2021, we introduced the ability for consumers to pay for tickets, food and beverage items and associated gifts cards with cryptocurrencies in the U.S. markets, including Bitcoin, Ethereum, Litecoin and Bitcoin Cash.

Compensation Decisions
Our compensation program is grounded in a pay-for-performance philosophy and designed with equity as a significant component of compensation. Performance goals in both our short- and long-term incentive plans are set at challenging levels, with the ultimate goal that the achievement of operating, financial and other goals will drive long-term, sustainable stockholder value growth. In addition, a key goal of executive compensation is to attract, retain, motivate and reward talented executives. However, the severe and continuing effects of the COVID-19 pandemic dramatically impacted the Company’s financial performance and the price of the Company’s Common Stock for reasons unrelated to the performance by our management and employees in managing the Company’s business and preserving stockholder value during the pandemic. While our response to the COVID-19 pandemic warranted uncommon actions with respect to compensation programs, our underlying philosophy has not been permanently altered or abandoned.
In the view of the Compensation Committee, management successfully undertook major initiatives to reduce and control costs, raise additional capital, restructure a substantial portion of the Company’s debt, renegotiate arrangements with studios and landlords, operate theatres safely, promote attendance, and lay the groundwork to seek opportunities to diversify the business. These initiatives were essential to preserving the Company’s business and stockholder value at a critical time for the Company. The unprecedented challenges facing our industry and recognition that retention of the Company’s leadership was one of the most critical issues facing the Company required that the Compensation Committee remain flexible in its approach to executive compensation. Consequently, the Compensation Committee made a number of strategic and extraordinary decisions during 2021 that it believes were reasonable and necessary in light the circumstances. Each of the decisions outlined below is more fully described in the subsequent sections of this CD&A and the tables below.
2021 Key Compensation Determinations
•
Other than for the CEO and CFO, base salary increases were consistent with market conditions at approximately 3.5%. Larger increases were given to the CEO and CFO in recognition of their extraordinary efforts to ensure the Company’s survival and preserve stockholder value during the COVID-19 pandemic and to more closely align them with their peer comparator group.

•
In recognition high level of uncertainty regarding the industry recovery and in order to maintain an incentive in the event of industry underperformance and to limit compensation expense exposure in the event of industry overperformance, 2021 performance goals for the annual incentive plan were indexed to industry box office results.

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•
The incentive at target for the CFO under the annual incentive plan was increased from 70% to 100% of base salary.

•
Due to the extreme volatility in the Company’s stock price at the time grants were made and to factor in the impact of the COVID-19 pandemic, the volume weighted average price for the Common Stock for the period of March 16 through December 31, 2020 was used for the purpose of calculating the 2021 equity grants.

•
In order to align with the other outstanding equity awards measured on 2021 performance, certain of the 2019 performance stock units were changed from a diluted earnings per share metric to a free cash flow metric.

•
Vesting for performance stock unit tranches was changed from a three-year cliff vesting to allow for vesting upon the determination of performance for the fiscal year to which the tranche was allocated.

•
In order to secure retention of his services and provide stability during the Company’s recovery from the COVID-19 pandemic, the CFO was provided with a $1.8 million retention bonus payable over three years.

•
The Company’s non-qualified deferred compensation plan was terminated.

•
Increased stock ownership guidelines were reimplemented for the senior management team.

•
As a result of significantly exceeding financial performance goals, annual incentive plan and performance-based equity grants allocated to the 2021 fiscal year paid out at 200% of target, the maximum permitted under the compensation programs.

2022 Actions
•
Base salaries for the CEO and CFO were not changed and increases for the remaining continuing NEOs were consistent with market conditions.

•
In order to improve transparency for stockholders, the Adjusted EBITDA definition used for compensation purposes was changed to align with the definition used in our public financial reporting.

•
Performance goals for the annual incentive plan continued to be indexed to industry box office results with the addition of international industry factors.

•
Consistent with historical practice, we returned to using the five day average closing price for our Common Stock at the time of grant to calculate equity grants.

•
With the retirement of Mr. Colanero, Mr. Eliot Hamlisch was recruited and retained to fill the role of Executive Vice President and Chief Marketing Officer.

•
With the announcement of Mr. McDonald’s retirement, Mr. Dan Ellis was promoted to Executive Vice President and Chief Operations and Development Officer, eliminating an executive officer position.

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How Our Compensation Program Works
The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs during ordinary business cycles, with exceptions made only under extraordinary circumstances:
Components of Our Pay
Our Compensation Committee oversees our executive compensation program, which includes three primary compensation elements: base salary, annual cash incentives, and long-term equity awards. The Compensation Committee has tailored our program to incentivize and reward specific aspects of Company performance that it believes are central to delivering long-term stockholder value.

Base Salary

- Fixed pay, set with regard to responsibilities, market norms, and individual performance

Annual Cash Incentives

- Annual incentives intended to reward short-term performance
- For executives other than the CEO and CFO, based on:
  - 80% corporate goals (Adjusted EBITDA) and 20% individual performance
- For the CEO and CFO, 100% based on corporate performance

Long-Term Equity Incentives

- Focused on incentivizing executives for long-term performance, as well as providing a retention vehicle for our top executive talent
- Annual equity grants are delivered as:
  - 50% time-vesting RSUs, vesting ratably over 3-years
  - 50% PSUs with vesting based on annual Adjusted EBITDA and free cash flow performance goals, vesting ratably over 3-years

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Pay Mix
The Compensation Committee utilizes the above mentioned compensation elements to promote a performance-based culture that aligns the interests of management and stockholders. To do this, the Compensation Committee chooses an appropriate balance of fixed and variable pay as well as long-term versus short-term incentives and opportunities. In 2021, our target pay mix was as follows:
CEO Target Pay Mix	Average Other NEO Target Pay Mix

Consideration of Say on Pay Results
The Board and the Compensation Committee continually evaluate our compensation policies and practices. As part of that process, the Board and the Compensation Committee consider the results of our annual advisory vote on executive compensation, commonly known as the “say-on-pay” vote. At our 2021 Annual Meeting, approximately 66% of the votes were cast in support of the say-on-pay proposal. Over the course of the year we have worked to increase engagement with our stockholders including through the AMC Investor Connect initiative focused on our large base of retail investors and the inclusion of stockholder questions in our quarterly earnings calls. We have considered last year’s voting result and our compensation policies and decisions continue to be focused on financial performance and aligning the interests of executives with the interests of stockholders.
EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES
The goals of the Compensation Committee with respect to executive compensation are:
•
to attract, retain, motivate and reward talented executives;

•
to tie annual compensation incentives to the achievement of specified performance objectives; and

•
to achieve long-term creation of value for our stockholders by aligning the interests of these executives with those of our stockholders.

To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic, operational and financial goals and other non-financial goals that the Compensation Committee deems important. The Compensation Committee evaluates our compensation programs to ensure they are supportive of these goals and our business strategy and align the interests of our executives with those of our stockholders.
EXECUTIVE COMPENSATION PROGRAM ELEMENTS
Our executive compensation program primarily consists of a combination of base salary, annual cash incentives, and long-term equity incentives. Our Compensation Committee believes that a combination of these elements offers the best
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approach to achieving our compensation goals, including attracting and retaining talented and capable executives and motivating our executives and other officers to expend maximum effort to improve the business results and earnings and create long-term, sustainable growth of stockholder value.
Base Salaries
Base salaries for our NEOs are reviewed from time to time by the Compensation Committee and may be increased pursuant to such review and in accordance with guidelines contained in the various employment agreements in order to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries for our NEOs are established based on several considerations, including:
•
the scope of their responsibilities

•
current competitive practices of peer group companies

•
individual performance and achievements

•
current compensation

•
recommendations from the CEO for executives (other than the CEO)

The table below shows the annual base salaries for our NEOs for 2021, compared to 2020:
Executive	2021 Base Salary	2020 Base Salary	% Increase / (Decrease)
Adam M. Aron	$1,500,000	$1,250,000	20.0%
Sean D. Goodman	800,000	675,000	18.5%
John D. McDonald	575,000	555,880	3.4%
Elizabeth F. Frank	575,000	555,880	3.4%
Stephen A Colanero	555,000	535,000	3.7%
Mr. Aron’s and Mr. Goodman’s base salary increases were approved to recognize their extraordinary efforts in navigating the COVID-19 pandemic and to more closely align them with the base salaries for comparable positions among our compensation peer group. In the view of the Compensation Committee, the leadership and creativity of Messrs. Aron and Goodman had been and continued to be essential for the Company’s survival of and recovery from the COVID-19 pandemic warranting the scale of the salary adjustments.
Annual Incentive Program
The Compensation Committee has the authority to award annual incentive bonuses to our NEOs pursuant to our annual incentive compensation program (“AIP”), which historically have been paid in cash and traditionally have been paid in a single installment in the first quarter of the subsequent year upon certification of performance by the Compensation Committee.
Under employment agreements with our NEOs, each NEO is eligible for an annual bonus, as it may be determined by the Compensation Committee from time to time. We believe that annual bonuses based on performance serve to align the interests of management and stockholders. Individual bonuses are performance based and, as such, can be highly variable from year to year. The annual incentive bonus opportunities for our NEOs are determined by our Compensation Committee, taking into account the recommendation of our CEO (except with respect to his own bonus).
Payout Opportunities
Consistent with the prior year, the aggregate bonus for each NEO was set as a percentage of base salary ranging from 65% to 200% and, except for Mr. Aron and Mr. Goodman, was apportioned to a Company component (80%) and an individual component (20%). However, in the case of Mr. Aron and Mr. Goodman, their aggregate bonus is entirely based on Company performance with no individual component.
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2021 Performance Goals
Company Performance:   Consistent with past years, for 2021, the Company component was based on attainment of Adjusted EBITDA goals For purposes of the AIP, Adjusted EBITDA is determined in the same manner as described and defined in the Company’s Annual Report on Form 10-K, but excluding cash distributions from non-consolidated subsidiaries and attributable EBITDA from minority equity investments (see Appendix A for the calculation of Adjusted EBITDA). Payouts under the AIP can range from 0% to 200% of target depending upon actual performance measured against the Adjusted EBITDA goal. There is no payout for attainment below 80% of the goal, at the 80% threshold payout is 50% of target, at 100% attainment payout is 100% of target, and at the maximum attainment of 120% payout is 200% of target. The following chart represents the AIP payout scale for the Company component:
Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals. Box office volatility and the difficulty of making assumptions was amplified for 2021 as a result of the uncertainty surrounding the recovery from the COVID-19 pandemic. Due to expectations that box office performance would continue to be depressed in 2021, the Company projected significantly negative Adjusted EBITDA for 2021. Based on an estimated domestic industry box office of $5.2 billion for 2021, the Adjusted EBITDA performance levels ranged from a threshold of ($570,000,000) (50% payout) to a target of ($475,000,000) (100% payout) to a maximum of ($380,000,000) (200% payout). In recognition of the box office volatility and the high level of uncertainty around planning assumptions, the Compensation Committee determined that, in order to maintain an incentive for management in the event of industry underperformance and to limit compensation expense exposure in the event of industry overperformance, that the AIP performance goal should be indexed to industry box office results. Therefore, the Adjusted EBITDA goal was made adjustable dependent upon actual North American industry box office results using the following scale:
	2021 North American Industry Box Office
	$4.2 billion	$4.7 billion	$5.2 billion	$5.7 billion	$6.2 billion
Adjusted EBITDA Goal:	$(708,000,000)	$(597,000,000)	$(475,000,000)	$(350,000,000)	$(213,000,000)
Individual Performance:  The individual component of the bonus is based on overall individual performance and contribution to our strategic and financial goals. Our Compensation Committee and, except with respect to his own bonus, our CEO, retain certain discretion to decrease or increase individual component bonuses relative to the targets based on qualitative or other subjective factors deemed relevant by the Compensation Committee.
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2021 Payouts
The following table summarizes the AIP bonus for our NEOs for 2021:
Opportunity						Actual
Executive	2021 Base Salary	Target (as % of base salary)	Target ($)	Allocation		Achievement
								2021 Earned AIP
				Company	Individual	Company	Individual
Adam M. Aron	$1,500,000	200%	$3,000,000	100%	—%	200%	—%	$6,000,000
Sean D. Goodman	800,000	100%	800,000	100%	—%	200%	—%	1,600,000
John D. McDonald	575,000	70%	402,500	80%	20%	200%	100%	724,500
Elizabeth F. Frank	575,000	65%	373,750	80%	20%	200%	100%	672,750
Stephen A. Colanero	555,000	65%	360,750	80%	20%	200%	100%	649,350
Our Compensation Committee approved bonus amounts to be paid for the performance during 2021. The Company attained Adjusted EBITDA of ($307,900,000) (calculated as set forth on Appendix A) for the year ended December 31, 2021. Actual North American industry box office was $4.5 billion for 2021, which resulted in and industry-adjusted Adjusted EBITDA goal of ($634,900,000). As a result, the Compensation Committee determined performance attainment to be 151.1% of target equating to a 200% payout of the Company component, the maximum permitted under the AIP. Payouts would have been significantly higher without the caps established by the Compensation Committee.
For the NEOs other than the CEO and CFO, the individual component was approved at 100% of target by the Compensation Committee following a review of each such NEO’s individual performance.
Retention Bonus for Mr. Goodman
In order to secure retention of his services as the Company’s CFO and to preempt recruitment attempts, in March 2021, the Compensation Committee approved a special cash retention bonus for Mr. Goodman. The committee determined that it was essential to provide stability in the role of CFO during the Company’s recovery from the COVID-19 pandemic. The retention bonus will be payable as set forth below, subject to Mr. Goodman’s continued employment as of each date. The right to receive the retention bonus payments will be forfeited if Mr. Goodman’s employment is terminated for any reason prior to an applicable payment date. The first installment was paid on April 4, 2022.
Vesting Date	Retention Bonus Payable
March 17, 2022	$450,000
March 17, 2023	450,000
March 17, 2024	900,000
Equity-Based Incentive Compensation Program
Our Compensation Committee believes that the equity-based incentive compensation program furthers our goal to attract, retain and motivate talented executives by enabling such executives to participate in the Company’s long-term growth and financial success and aligns the interests of management and stockholders.
Our annual grants are equally split between:
•
Time-vesting Restricted Stock Units (“RSUs”); and

•
Performance-vesting Performance Stock Units (“PSUs”).

Each RSU and PSU represents the right to receive one share of Common Stock on a future settlement date. To determine the size of grants, our Compensation Committee considers prior executive performance, level of responsibility, the executive’s ability to influence the Company’s long-term growth and business performance, among other factors. The
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Compensation Committee does not apply a strict methodology to these factors, and does not benchmark executive pay to a particular reference point of the peer group. Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals.
In making grants of RSUs and PSUs, the Compensation Committee approves a target award value for each participant. That award value is then divided by a stock price measurement to determine the number of RSUs and PSUs granted. The default stock price measurement used in the calculation is the average closing price for the Common Stock over the five days preceding the date of grant. Due to the extreme volatility in the Company’s stock price at the time grants were made and to factor in the impact of the COVID-19 pandemic, the Compensation Committee decided to use the volume weighted average price for the Common Stock for the period of March 16 through December 31, 2020 ($3.95) for the purpose of calculating the 2021 RSU and PSU grants. Equity-based compensation components reflected in the executive compensation tables represent the aggregate grant date fair value of the award and are based upon the closing price for our Common Stock on the date of grant. Since the stock prices used to calculate the grants and determine the compensation value are different, in times of high volatility the reflected compensation may ultimately be higher or lower than that targeted by the Compensation Committee. For the 2021 equity grants, this difference was substantial given the difference between the $3.95 price used to calculate the grant amount and the $7.70 price used to calculate the compensation included in the tables.
2021 Annual Equity Grants & Modification
On February 23, 2021, the Compensation Committee approved grants of RSUs, and PSUs (the “2021 RSUs” and “2021 PSUs”), to certain of the Company’s employees under the EIP. Our NEOs received the following grants (in units):
Executive	2021 RSUs	2021 PSUs	Total
Adam M. Aron	949,368	949,368	1,898,736
Sean D. Goodman	202,532	202,532	405,064
John D. McDonald	104,431	104,431	208,862
Elizabeth F. Frank	104,431	104,431	208,862
Stephen A. Colanero	104,431	104,431	208,862
Restricted Stock Units
The 2021 RSUs vest ratably over a three-year period, with the first tranche vesting on the first business day of the fiscal year starting after the grant date. The executive must remain employed by the Company through the last day of the fiscal year immediately prior to the vesting date. A dividend equivalent equal to the amount paid, if any, in respect of one share of Common Stock underlying the RSUs begins accruing with respect to the RSUs on the date of grant. Such accrued dividend equivalents are paid to the holder upon vesting of the RSUs.
Performance Stock Units
The 2021 PSUs are subject to Adjusted EBITDA and free cash flow (“FCF”) performance goal conditions and service conditions over a three-year performance period. For purposes of the EIP, Adjusted EBITDA is determined in the same manner as described and defined in the Company’s Annual Report on Form 10-K, but excluding cash distributions from non-consolidated subsidiaries and attributable EBITDA from minority equity investments. For purposes of the EIP, FCF is defined as cash flow from operations less gross capital expenditures and changes in construction payables. Of the 2021 PSUs, 60% were allocated to Adjusted EBITDA targets with the remaining 40% allocated to FCF targets. See Appendix A for the calculation of these numbers. Adjusted EBITDA and FCF are Non-GAAP financial measures and should not be construed as an alternative to net earnings and cash flow from operations (each as determined in accordance with U.S. GAAP) as indicators of operating performance.
The 2021 PSUs are divided three tranches with each tranche allocated to a fiscal year within the three-year performance period covered by the grant (each a “Tranche Year”). Each tranche is subject to a separate performance goal applicable to its corresponding Tranche Year. At the time of grant, the Compensation Committee established the performance goals for the first Tranche Year covered by the 2021 PSUs. The subsequent tranches remain subject to substantive performance
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goals established and approved by the Compensation Committee in conjunction with the budgeting process for their applicable Tranche Year. Tranches are not valued and included in the compensation tables of the proxy statement until the year in which the performance goals for their applicable Tranche Year are established.
At the time of grant, the 2021 PSU awards provided that the PSUs would be forfeited upon termination of the holder’s employment for any reason prior to December 31, 2023. Unless earlier forfeited, the 2021 PSUs were to vest (with each tranche vesting in accordance with the performance attained during its applicable Tranche Year) on the date the Compensation Committee certified performance levels for the final Tranche Year covered by the grant. On November 3, 2021, the 2021 PSUs were modified to provide that the service period applicable to each tranche shall end on the last day of the applicable Tranche Year and that such tranche shall vest upon certification of performance for the applicable Tranche Year by the Compensation Committee. The modification did not change the performance goals applicable to the 2021 PSUs and due to the lack of impact on the probability of vesting, no additional stock-based compensation was recognized in accordance with ASC 718, Compensation—Stock Compensation.
2020 Annual Equity Award Modification
Performance Stock Units
The PSU awards originally granted in 2020 (the “2020 PSUs”) provided for vesting conditions the same as those originally provided for the 2021 PSU awards. Consistent with the modifications to the 2021 PSUs, On November 3, 2021, the 2020 PSUs were modified to provide that the service period applicable to each tranche shall end on the last day of the applicable Tranche Year and that such tranche shall vest upon certification of performance for the applicable Tranche Year by the Compensation Committee. For the first tranche, which was allocated to the 2020 Tranche Year for which performance had already been certified, was modified to vest on January 3, 2022. The modification did not change the performance goals applicable to the 2020 PSUs and due to the lack of impact on the probability of vesting, no additional stock-based compensation was recognized in accordance with ASC 718, Compensation—Stock Compensation.
2019 Annual Equity Award Modification
Performance Stock Units
The PSU awards originally granted in 2019 (the “2019 PSUs”) were granted subject to Adjusted EBITDA and diluted earnings per share (“EPS”) performance goal conditions. In order to provide for consistency across all outstanding PSU awards covering the 2021 Tranche Year, tranche III the 2019 PSUs were modified to replace the EPS performance metric with an FCF performance metric. The performance goals for the affected 2019 PSUs had not yet been established at the time of modification so there was no impact on probability and no additional stock-based compensation was recognized in accordance with ASC 718, Compensation—Stock Compensation.
2021 Tranche Year Performance Goals
For purposes of reporting executive compensation and accounting for stock compensation expense, PSU tranches are not considered granted until such time as the performance goals are established. As a result, only the PSU tranches allocated to the 2021 Tranche Year are included in the summary compensation tables. Subsequent tranches will be included in the summary compensation tables for the years in which performance goals for such tranches are established. The 2021 Tranche Year was applicable to the following PSU awards: (i) tranche I of the 2021 PSUs, (ii) tranche II of the 2020 PSUs, and (iii) tranche III of the 2019 PSUs. The table below summarizes the number of PSUs at target allocated to the 2021 Tranche Year for each NEO:
	2021 PSUs Tranche I		2020 PSUs Tranche II		2019 PSUs Tranche III
	Adj EBITDA	FCF	Adj EBITDA	FCF	Adj EBITDA	FCF
Adam M. Aron	189,873	126,582	88,799	59,199	49,972	21,417
Sean D. Goodman	40,506	27,003	18,137	12,091	—	—
John D. McDonald	20,886	13,923	11,041	7,361	6,597	2,828
Elizabeth F. Frank	20,886	13,923	11,084	7,389	6,597	2,828
Stephen A. Colanero	20,886	13,923	11,135	7,423	6,597	2,828
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Company performance is highly dependent upon the timing and popularity of the films released by distributors in the markets in which we operate leading to the potential for volatility and requiring a significant number of assumptions and projections involved in setting performance goals. Box office volatility and the difficulty of making assumptions was amplified for 2021 as a result of the uncertainty surrounding the recovery from the COVID-19 pandemic. Due to expectations that box office performance would continue to be depressed in 2021, the Company projected significantly negative Adjusted EBITDA and FCF for 2021. On February 23, 2021, the Compensation Committee established the following performance goals for vesting of the PSU tranches allocated to the 2021 Tranche Year:
	2021 Tranche Year Performance Goals
Metric	Threshold	Target	Maximum
Adjusted EBITDA(1)	$(570,000,000)	$(475,000,000)	$(380,000,000)
FCF(1)	(1,189,200,000)	(991,000,000)	(792,800,000)
Potential Vesting Level	50%	100%	200%

(1)
Adjusted EBITDA and FCF are non-GAAP financial measure and should not be construed as an alternative to net earnings and cash flow from operations (each as determined in accordance with U.S. GAAP) as indicators of operating performance.

The Compensation Committee reviewed the Company’s financial results and certified achievement of ($307,900,000) Adjusted EBITDA and ($706,500,000) FCF (each calculated as set forth on Appendix A) for the year ended December 31, 2021. As a result, all outstanding PSU tranches allocated to the 2021 Tranche Year vested at the 200% level, the maximum permitted under the award agreements. Payouts would have been significantly higher without the caps established by the Compensation Committee.
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COMPENSATION SETTING PROCESS

Independent Compensation Consultant
For compensation related decisions effective for 2021, the Compensation Committee retained the services of Aon as independent executive compensation consultant to advise the Compensation Committee on compensation matters related to the executive and director compensation programs. In 2021, Aon assisted the Compensation Committee with, among other things:
•
executive and director market pay analysis;

•
reviewing and making changes to the compensation peer group;

•
development of executive and director pay programs;

•
CEO pay recommendations;

•
decisions in response to the COVID-19 pandemic; and

•
Assisting with the Compensation, Discussion and Analysis disclosures.

Aon reported to the Compensation Committee and had direct access to the Chairperson and the other members of the Compensation Committee.
The Compensation Committee conducted a specific review of its relationship with Aon in 2021, and determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Act, the SEC and the NYSE.
2021 Peer Group
The Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. Peer companies were selected based on industry classification, company size in terms of revenue and market capitalization, and similarity in business operations. The Compensation Committee periodically reviews and updates the peer group, as necessary, upon recommendation of its independent executive compensation consultant.
For 2021, the Company’s peer group consisted of the following 18 companies:
AMC Networks Inc. Bloomin’ Brands, Inc. Brinker International, Inc. Carnival Corporation Cinemark Holdings Inc. Darden Restaurants, Inc	Discovery, Inc. Hilton Worldwide Holdings, Inc. Hyatt Hotels Corporation IMAX Corporation Lions Gate Entertainment Corp Live Nation Entertainment, Inc.	Marriott International, Inc. Norwegian Cruise Line Holdings, Ltd. Royal Caribbean Cruises, Ltd. Sinclair Broadcast Group, Inc. TEGNA, Inc Wyndham Hotels & Resorts, Inc.
Based on the selection factors mentioned above, the Compensation Committee reviewed the 2020 peer group composition and made no changes for 2021.
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OTHER COMPENSATION PRACTICES

Compensation Clawback Policy
Pursuant to the terms of the EIP, for a period of one year following the date on which the value of an award under the EIP is realized, such value must be repaid in the event (i) the NEO is terminated for “Cause” (as defined in the NEO’s respective employment agreement), or (ii) after termination for any other reason it is determined that such NEO (a) engaged in an act during his or her employment that would have warranted termination for “Cause”, or (b) engaged in conduct that violated a continuing obligation to the Company. Mr. Aron’s, Mr. Goodman’s, Ms. Frank’s, and Mr. Colanero’s employment agreements require repayment of any bonus compensation based on materially inaccurate financial statements or performance metrics.
Executive Stock Ownership Guidelines
Due to the Company’s then depressed stock price and the ongoing impacts of the COVID-19 pandemic, on October 28, 2020, the Compensation Committee suspended the Company’s stock ownership guidelines. On November 2, 2021, the Compensation Committee adopted updated stock ownership guidelines for our executives, as follows:
Position	Ownership Guideline
CEO	8x base salary
CFO	6x base salary
Executive Vice Presidents	4x base salary
Senior Vice Presidents	2x base salary
Each covered officer is required to achieve the applicable ownership guideline within five years after adoption of the guidelines, becoming a covered officer, or being promoted into a position with a higher ownership guideline. Outstanding Common Stock, unvested RSUs and unvested PSUs at target count for measurement of ownership using a 30-day volume weighted average price for the Company’s Common Stock. Covered officers who fall below their applicable ownership guideline have a five year cure period, after which the Compensation Committee may require that compensation otherwise payable in cash be paid in Common Stock to achieve the applicable ownership guideline. As of December 31, 2021, all NEOs were in compliance with their applicable ownership guideline.
Anti-Hedging Policy
Under our Insider Trading Policy, directors and officers (Vice President and above) are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset any decrease in the market value of the Company’s securities.
Retirement Benefits
We provide retirement benefits to the NEOs under both qualified and non-qualified defined benefit and defined contribution retirement plans. The Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc. (“AMC Defined Benefit Retirement Income Plan”) and the AMC 401(k) Savings Plan are both tax-qualified retirement plans in which the NEOs participate on substantially the same terms as our other participating employees. Due to limitations on benefits imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”), we established a non-qualified supplemental defined benefit plan (the “AMC Supplemental Executive Retirement Plan”). On November 7, 2006, our Board approved a proposal to freeze the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan, effective as of December 31, 2006. Benefits no longer accrue under the AMC Defined Benefit Retirement Income Plan or the AMC Supplemental Executive Retirement Plan for our NEOs or for other participants.
The “Pension Benefits” table and related narrative section “Pension and Other Retirement Plans” below describes our qualified and non-qualified defined benefit plans in which our NEOs participate.
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Non-Qualified Deferred Compensation Program
The Company sponsors the AMC Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), pursuant to which NEOs were permitted to elect to defer base salaries and their cash bonuses. Amounts deferred under the NQDC Plan are credited with an investment return determined as if the participant’s account was invested in one or more investment funds made available by the Company and selected by the participant. The Company may, but need not, credit the deferred compensation account of any participant with a discretionary or profit sharing credit as determined by the Company. On May 3, 2021, the Company terminated the NQDC Plan and it will be liquidated in May 2022.
The “Non-Qualified Deferred Compensation” table and related narrative section below describe the NQDC Plan and the benefits thereunder.
Severance and Other Benefits Upon Termination of Employment
We believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide the executives with severance benefits if they terminate their employment within a certain number of days following specified changes in their compensation, responsibilities or benefits following a change of control. Accordingly, we provide such protections for each of the NEOs and for other of our senior officers in their respective employment agreements. The Compensation Committee evaluates the level of severance benefits provided to our executive officers on a case-by-case basis. We consider these severance protections consistent with competitive practices.
As described in more detail below under “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change of Control,” pursuant to their employment agreements, each of the NEOs is entitled to severance benefits in the event of termination of employment without cause and certain NEOs are entitled to severance benefits upon death or disability. In the case of Mr. Aron, Mr. Goodman, and Ms. Frank, resignation for good reason (as defined in their respective employment agreements) also entitles them to severance benefits.
Tax and Accounting
Prior to 2018, Section 162(m) of the Internal Revenue Code generally disallowed publicly held companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer and the three other most highly compensated executive officers unless such compensation qualified for an exemption for certain compensation that was based on performance. Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), for fiscal years beginning after December 31, 2017, subject to certain transition rules, the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer be available. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1,000,000 paid to the specified executives is not deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance based and consistent with the goals of the Company and its stockholders.
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EXECUTIVE COMPENSATION

Summary Compensation Table
The following table presents information regarding compensation of our principal executive officer and our principal financial officer, and our three other most highly compensated executive officers for services rendered during the year ended December 31, 2021. These individuals are referred to as “NEOs.”
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5)	All Other Compensation(6)	Total
Adam M. Aron	2021	$1,451,923	$—	$11,436,117	$6,000,000	$—	$21,506	$18,909,546
Chairman, Chief Executive	2020	1,106,491	5,000,000	14,798,988	—	—	21,306	20,926,785
Officer, President and	2019	1,250,000	—	6,480,451	1,925,000	—	16,348	9,671,799
Director
Sean D. Goodman(7)	2021	785,577	—	2,312,071	1,600,000	—	14,954	4,712,602
Executive Vice President,	2020	622,981	761,250	2,861,150	—	—	3,225	4,248,606
Chief Financial Officer, and
Treasurer
John D. McDonald(8)	2021	571,323	—	1,286,416	724,500	414,566	15,393	3,012,198
Executive Vice President	2020	492,061	389,100	1,981,932	—	531,035	15,408	3,409,536
U.S. Operations	2019	555,880	—	855,420	317,501	539,283	15,041	2,283,125
Elizabeth F. Frank	2021	571,323	—	1,286,963	672,750	408,473	12,922	2,952,430
Executive Vice President,	2020	492,061	361,300	1,984,724	—	238,992	12,797	3,089,874
Worldwide Programming	2019	555,880	—	855,420	294,819	151,856	12,539	1,870,514
and Chief Content Officer
Stephen A. Colanero(9)	2021	551,154	—	1,287,617	649,350	—	13,968	2,502,089
Executive Vice President,	2020	473,578	347,750	1,988,126	—	—	12,739	2,822,193
Chief Marketing Officer	2019	535,000	—	855,420	290,719	—	12,445	1,693,584

(1)
See “Compensation Discussion and Analysis—2020 Special Incentive Bonuses” above for a discussion of the discretionary bonuses awarded to the NEOs.

(2)
As required by SEC Rules, amounts shown in this column, “Stock Awards,” presents the aggregate grant or modification date fair value of RSUs, PSUs and stock awards granted or modified in each year in accordance with ASC 718, Compensation—Stock Compensation and represents the value based on the probable outcome of performance conditions. See also Note 9—Stockholders’ Equity to our audited financial statements for year ended December 31, 2021, included in our 2021 Annual Report on Form 10-K. These awards and modifications were made under the provisions of the equity-based incentive compensation program. No modifications during 2021 resulted in an incremental increase in fair value. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” above for information regarding the awards, modifications and the performance criteria.

In 2021, the Company granted 2021 RSUs and 2021 PSUs to officers and established performance goals for the 2021 Tranche Year which were applicable to tranche I of the 2021 PSUs, tranche II of the 2020 PSUs and tranche III of the 2019 PSUs. For compensation purposes, PSU tranches are not considered granted until such time as the performance goals are established. As a result, only the fair value of PSU tranches allocated to the 2021 Tranche Year are included in the summary compensation tables. The fair value for subsequent tranches will not be determined until performance goals for such tranches are established and will be included in the summary compensation tables for such years as applicable.
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The fair value at grant of the 2021 RSUs and the tranches of the 2021 PSUs, 2020 PSUs and 2019 PSUs allocated to the 2021 Tranche Year was based on the closing price of the Company’s common stock on the grant approval date of February 23, 2021 of $7.70. For the PSUs, the amount above includes the probable outcome at the time of grant and for the RSU’s the maximum value is included. The probable and maximum value of the PSUs at grant is detailed below:
	Probable	Maximum
Adam M. Aron
EIP—2021 PSU	$2,436,704	$4,873,407
EIP—2020 PSU	1,139,585	2,279,169
EIP—2019 PSU	549,695	1,099,391
Sean D. Goodman
EIP—2021 PSU	519,819	1,039,639
EIP—2020 PSU	232,756	465,511
John D. McDonald
EIP—2021 PSU	268,029	536,059
EIP—2020 PSU	141,695	283,391
EIP—2019 PSU	72,573	145,145
Elizabeth F. Frank
EIP—2021 PSU	268,029	536,059
EIP—2020 PSU	142,242	284,484
EIP—2019 PSU	72,573	145,145
Stephen A. Colanero
EIP—2021 PSU	268,029	536,059
EIP—2020 PSU	142,897	285,793
EIP—2019 PSU	72,573	145,145

(3)
See “Compensation Discussion and Analysis—Annual Incentive Program” above for a discussion of the terms of our AIP.

(4)
This column includes the aggregate increases and decreases in actuarial present value of each NEO’s accumulated benefit amounts. The amount of aggregate decreases in actuarial present value in 2021 have been omitted from the Summary Compensation Table.

		Defined Benefit Plan	Supplemental Executive Retirement Plan
John D. McDonald	2021	$(16,942)	$16,084
	2020	102,986	53,398
	2019	126,612	65,647

(5)
This column also includes the nonqualified deferred compensation above market earnings for the difference between market interest rates determined pursuant to SEC rules and the interest contingently credited by the Company on salary deferred by the NEOs. For 2021, the above market earnings of 17.7% to 24.7% for Mr. McDonald and Ms. Frank were $398,482 and $408,473, respectively. For 2020, the above market earnings of 17.4% to 19.3% for Mr. McDonald and Ms. Frank were $374,651 and $238,992, respectively. For 2019, the above market earnings of 12.1% to 21.5% for Mr. McDonald and Ms. Frank were $347,024 and $151,856, respectively.

(6)
All Other Compensation is comprised of Company matching contributions under our 401(k) savings plan which is a qualified defined contribution plan and life insurance premiums. The following table summarizes “All Other Compensation” provided to the NEOs for the year ended December 31, 2021:

	Company Matching Contributions to 401(k) Plan	Life Insurance Premiums	Total
Adam M. Aron	$11,600	$9,906	$21,506
Sean D. Goodman	11,600	3,354	14,954
John D. McDonald	11,600	3,793	15,393
Elizabeth F. Frank	11,600	1,322	12,922
Stephen A. Colanero	11,600	2,368	13,968

(7)
Mr. Goodman became Executive Vice President and Chief Financial Officer effective February 28, 2020. Mr. Goodman was not a NEO in 2019.

(8)
Mr. McDonad is retiring effective April 30, 2022.

(9)
Mr. Colanero retired on March 31, 2022.

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Description of Employment Agreements—Salary and Bonus Amounts
We have entered into employment agreements with each of our NEOs. Change of control, severance arrangements and restrictive covenants in each of the NEO’s employment agreements are discussed in detail below in the narrative section “Potential Payments Upon Termination or Change of Control.”
Pursuant to each NEO’s employment agreement, the executive has agreed not to disclose any confidential information about the Company at any time during or after his/her employment with the Company.
Adam M. Aron.   We entered into an employment agreement with Mr. Aron that became effective on January 4, 2016. Mr. Aron’s employment agreement includes a three-year initial term, with automatic one-year extensions each year unless the Company or Mr. Aron provides notice not to extend. The agreement provides that Mr. Aron will receive an annual base salary of no less than $995,000, and a target incentive bonus opportunity for each year will be at least 125% of his base salary under the terms of the annual incentive plan in effect for the applicable year. The Board or Compensation Committee, based on its review, has discretion to increase (but not reduce) the base salary each year. Under the agreement, each year the Company will award Mr. Aron at least $4,000,000 of value in long-term incentive equity compensation, 50% of which will be RSUs vesting in equal annual installments over three years, and 50% of which will be PSUs which will vest after three years based on the achievement of reasonable performance criteria.
Sean D. Goodman.   We entered into an employment agreement with Mr. Goodman on December 2, 2019. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. Goodman will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Mr. Goodman’s target incentive bonus shall be determined by the Board (or a committee thereof). See “Executive Compensation Program Elements”—Annual Performance Bonus” above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. Mr. Goodman’s employment agreement was amended on March 19, 2021, to provide for certain retention bonus payments in the amounts of $450,000, $450,000, and $900,000 on March 17 in each of 2022, 2023 and 2024, respectively, subject to Mr. Goodman’s continued employment such dates.
John D. McDonald.   We entered into an employment agreement with Mr. McDonald on July 1, 2001. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. McDonald will receive an annual base salary that is subject to annual review by the Compensation Committee, and can be increased but not decreased, and annual bonuses based on the applicable incentive program of the Company. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. Mr. McDonald is retiring from the Company effective April 30, 2022.
Elizabeth F. Frank.   We entered into an employment agreement with Ms. Frank on August 18, 2010. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Ms. Frank will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Ms. Frank’s target incentive bonus shall be determined by the Board (or a committee thereof). See “Executive Compensation Program Elements”—Annual Performance Bonus” above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above.
Stephen A. Colanero.   We entered into an employment agreement with Mr. Colanero on November 24, 2009. The term of the agreement is for two years, with automatic one-year extensions each year. The agreement provides that Mr. Colanero will receive an annual base salary that is subject to annual review by the Compensation Committee and can be increased but not decreased. The employment agreement provides that Mr. Colanero’s target incentive bonus shall be determined by the Board (or a committee thereof). See “Executive Compensation Program Elements”—Annual Performance Bonus” above for information regarding the target incentive bonus under the AIP. In making its determination with respect to salary and bonus payout levels, the Compensation Committee considers the factors discussed in the “Current Executive
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Compensation Program Elements” of the Compensation Discussion and Analysis above. Mr. Colanero retired from the Company effective March 31, 2022
Limitation of Liability and Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
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Grants and Modifications of Plan-Based Awards
The following table summarizes plan-based awards granted to NEOs during the year ended December 31, 2021:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards
Name	Approval Date	Grant Date	Threshold	Target 100%	Maximum	Threshold (#)	Target (#)	Maximum (#)
Adam M. Aron
AIP—Company(1)	N/A	N/A	$1,500,000	$3,000,000	$6,000,000
EIP—2021 RSU(3)	2/23/21	2/23/21							949,368	$7,310,134
EIP—2021 PSU(4)	2/23/21	2/23/21				158,228	316,455	632,910		2,436,704
EIP—2020 PSU(5)	2/23/21	2/23/21				73,999	147,998	295,996		1,139,585
EIP—2019 PSU(6)	2/23/21	2/23/21				35,695	71,389	142,778		549,695
Sean D. Goodman
AIP—Company(1)	N/A	N/A	400,000	800,000	1,600,000
EIP—2021 RSU(3)	2/23/21	3/15/21							202,532	1,559,496
EIP—2021 PSU(4)	2/23/21	2/23/21				33,755	67,509	135,018		519,819
EIP—2020 PSU(5)	2/23/21	2/23/21				15,114	30,228	60,456		232,756
John D. McDonald(7)
AIP—Company(1)	N/A	N/A	161,000	322,000	644,000
AIP—Individual(2)	N/A	N/A	N/A	80,500	N/A
EIP—2021 RSU(3)	2/23/21	2/23/21							104,431	804,119
EIP—2021 PSU(4)	2/23/21	2/23/21				17,405	34,809	69,618		268,029
EIP—2020 PSU(5)	2/23/21	2/23/21				9,201	18,402	36,804		141,695
EIP—2019 PSU(6)	2/23/21	2/23/21				4,713	9,425	18,850		72,573
Elizabeth F. Frank
AIP—Company(1)	N/A	N/A	149,500	299,000	598,000
AIP—Individual(2)	N/A	N/A	N/A	74,750	N/A
EIP—2021 RSU(3)	2/23/21	2/23/21							104,431	804,119
EIP—2021 PSU(4)	2/23/21	2/23/21				17,405	34,809	69,618		268,029
EIP—2020 PSU(5)	2/23/21	2/23/21				9,237	18,473	36,946		142,242
EIP—2019 PSU(6)	2/23/21	2/23/21				4,713	9,425	18,850		72,573
Stephen A. Colanero(8)
AIP—Company(1)	N/A	N/A	144,300	288,600	577,200
AIP—Individual(2)	N/A	N/A	N/A	72,150	N/A
EIP—2021 RSU(3)	2/23/21	2/23/21							104,431	804,119
EIP—2021 PSU(4)	2/23/21	2/23/21				17,405	34,809	69,618		268,029
EIP—2020 PSU(5)	2/23/21	2/23/21				9,279	18,558	37,116		142,897
EIP—2019 PSU(6)	2/23/21	2/23/21				4,713	9,425	18,850		72,573

(1)
Awards were made under the provisions of the AIP with a payout based upon Company financial performance during the 2021 fiscal year. See “Compensation Discussion and Analysis—Annual Incentive Program” for a discussion of the AIP and the Summary Compensation Table for the actual amounts paid.

(2)
The individual component bonus of the AIP was granted subject to a review of each NEO’s individual performance and contribution to the Company’s strategic and financial goals during the 2021 fiscal year. See “Compensation Discussion and Analysis—Annual Incentive Program” for a discussion of the AIP and the Summary Compensation Table for the actual amounts paid.

(3)
Amounts shown in this row represent the number and aggregate grant date fair value of 2021 RSU awards granted by the Board and the Compensation Committee, in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The grant date fair value of the 2021 RSUs was based on the closing price of the Company’s common stock on February 23, 2021 of $7.70 per share. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for information regarding the awards, modifications and the performance criteria.

(4)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche I of the 2021 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The fair value of tranche I of the 2021 PSUs at the grant date was $7.70 per share, was based on the closing price of the Company’s common stock on February 23, 2021, and represents the probable outcome at grant date of the performance goals at the target amount. The grant date and fair value for tranches II and III of the 2021 PSUs will not be determined until targets for such tranches are established in 2022 and 2023, respectively and will be included in the grants of plan based awards tables for such years as applicable. No modifications during 2021

45

resulted in an incremental increase in fair value. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the awards, modifications and the performance criteria.
(5)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche II of the 2020 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. Tranche II of the 2020 PSUs was not considered granted until the performance goals for the 2021 Tranche year were established by the Compensation Committee, which occurred on February 23, 2021. The fair value of tranche II of the 2020 PSUs at the grant date was $7.70 per share, was based on the closing price of the Company’s common stock on February 23, 2021, and represents the probable outcome at grant date of the performance goals at the target amount. The grant date and fair value for tranche III of the 2020 PSUs will not be determined until targets for such tranche is established in 2023 and will be included in the grants of plan based awards table for such year. No modifications during 2021 resulted in an incremental increase in fair value. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the the awards, modifications and the performance criteria.

(6)
Amounts shown in this row represent the number and aggregate grant date fair value of tranche III of the 2019 PSU awards in accordance with accounting rules ASC 718, Compensation—Stock Compensation. Tranche III of the 2019 PSUs was not considered granted until the performance goals for the 2021 Tranche year were established by the Compensation Committee, which occurred on February 23, 2021. The fair value of tranche III of the 2019 PSUs at the grant date was $7.70 per share, was based on the closing price of the Company’s common stock on February 23, 2021, and represents the probable outcome at grant date of the performance goals at the target amount. No modifications during 2021 resulted in an incremental increase in fair value. See “Compensation Discussion and Analysis—Equity-Based Compensation Program” for additional information regarding the awards, modifications and the performance criteria.

(7)
Mr. McDonald is retiring from the Company effective April 30, 2022. All awards with service requirements beyond his retirement date will be forfeited upon his retirement.

(8)
Mr. Colanero retired from the Company effective March 31, 2022. All awards with service requirements beyond his retirement date were forfeited upon his retirement.

46

Outstanding Equity Awards as of December 31, 2021
The following table presents information regarding the outstanding equity awards held by our NEOs as of December 31, 2021:
			Stock Awards
					Equity Incentive Plan Awards:
Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value Of Shares, Units or Other Rights That Have Not Vested ($)(2)
Adam M. Aron
EIP—2019 RSU(3)	3/6/19	RSU	71,387	$1,941,726	—	$—
EIP—2019 PSU—Adj. EBITDA—Tranche I(4)	10/30/20	PSU	34,230	931,056	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche II(5)	10/30/20	PSU	44,973	1,223,266	—	—
EIP—2019 PSU—Diluted EPS—Tranche II(6)	10/30/20	PSU	19,274	524,253	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche III(7)	2/23/21	PSU	—	—	99,944	2,718,477
EIP—2019 PSU—FCF—Tranche III(8)	2/23/21	PSU	—	—	42,834	1,165,085
EIP—2020 RSU(9)	2/28/20	RSU	296,001	8,051,227	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche I(10)	10/30/20	PSU	79,920	2,173,824	—	—
EIP—2020 PSU—FCF—Tranche I(11)	10/30/20	PSU	53,280	1,449,216	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche II(12)	2/23/21	PSU	—	—	177,598	4,830,666
EIP—2020 PSU—FCF—Tranche II(13)	2/23/21	PSU	—	—	118,398	3,220,426
EIP—2021 RSU(14)	2/23/21	RSU	949,368	25,822,810	—	—
EIP—2021 PSU—Adj. EBITDA—Tranche I(15)	2/23/21	PSU	—	—	379,746	10,329,091
EIP—2021 PSU—FCF—Tranche I(16)	2/23/21	PSU	—	—	253,164	6,886,061
Sean D. Goodman
EIP—2019 RSU(17)	12/2/19	RSU	33,334	906,685
EIP—2020 RSU(9)	2/28/20	RSU	60,461	1,644,539	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche I(10)	10/30/20	PSU	16,324	444,013	—	—
EIP—2020 PSU—FCF—Tranche I(11)	10/30/20	PSU	10,882	295,990	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche II(12)	2/23/21	PSU	—	—	36,274	986,653
EIP—2020 PSU—FCF—Tranche II(13)	2/23/21	PSU	—	—	24,182	657,750
EIP—2021 RSU(14)	2/23/21	RSU	202,532	5,508,870	—	—
EIP—2021 PSU—Adj. EBITDA—Tranche I(15)	2/23/21	PSU	—	—	81,012	2,203,526
EIP—2021 PSU—FCF—Tranche I(16)	2/23/21	PSU	—	—	54,006	1,468,963
John D. McDonald(18)
EIP—2019 RSU(3)	3/6/19	RSU	9,423	256,306	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche I(4)	10/30/20	PSU	4,519	122,917	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche II(5)	10/30/20	PSU	5,937	161,486	—	—
EIP—2019 PSU—Diluted EPS—Tranche II(6)	10/30/20	PSU	2,544	69,197	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche III(7)	2/23/21	PSU	—	—	13,194	358,877
EIP—2019 PSU—FCF—Tranche III(8)	2/23/21	PSU	—	—	5,656	153,843
EIP—2020 RSU(9)	2/28/20	RSU	36,807	1,001,150	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche I(10)	10/30/20	PSU	9,937	270,286	—	—
EIP—2020 PSU—FCF—Tranche I(11)	10/30/20	PSU	6,625	180,200	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche II(12)	2/23/21	PSU	—	—	22,082	600,630
EIP—2020 PSU—FCF—Tranche II(13)	2/23/21	PSU	—	—	14,722	400,438
EIP—2021 RSU(14)	2/23/21	RSU	104,431	2,840,523	—	—
EIP—2021 PSU—Adj. EBITDA—Tranche I(15)	2/23/21	PSU	—	—	41,772	1,136,198
EIP—2021 PSU—FCF—Tranche I(16)	2/23/21	PSU	—	—	27,846	757,411
47

			Stock Awards
					Equity Incentive Plan Awards:
Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value Of Shares, Units or Other Rights That Have Not Vested ($)(2)
Elizabeth F. Frank
EIP—2019 RSU(3)	3/6/19	RSU	9,423	256,306	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche I(4)	10/30/20	PSU	4,519	122,917	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche II(5)	10/30/20	PSU	5,937	161,486	—	—
EIP—2019 PSU—Diluted EPS—Tranche II(6)	10/30/20	PSU	2,544	69,197	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche III(7)	2/23/21	PSU	—	—	13,194	358,877
EIP—2019 PSU—FCF—Tranche III(8)	2/23/21	PSU	—	—	5,656	153,843
EIP—2020 RSU(9)	2/28/20	RSU	36,948	1,004,986	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche I(10)	10/30/20	PSU	9,976	271,347	—	—
EIP—2020 PSU—FCF—Tranche I(11)	10/30/20	PSU	6,651	180,907	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche II(12)	2/23/21	PSU	—	—	22,168	602,970
EIP—2020 PSU—FCF—Tranche II(13)	2/23/21	PSU	—	—	14,778	401,962
EIP—2021 RSU(14)	2/23/21	RSU	104,431	2,840,523	—	—
EIP—2021 PSU—Adj. EBITDA—Tranche I(15)	2/23/21	PSU	—	—	41,772	1,136,198
EIP—2021 PSU—FCF—Tranche I(16)	2/23/21	PSU	—	—	27,846	757,411
Stephen A. Colanero(19)
EIP—2019 RSU(3)	3/6/19	RSU	9,423	256,306	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche I(4)	10/30/20	PSU	4,519	122,917	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche II(5)	10/30/20	PSU	5,937	161,486	—	—
EIP—2019 PSU—Diluted EPS—Tranche II(6)	10/30/20	PSU	2,544	69,197	—	—
EIP—2019 PSU—Adj. EBITDA—Tranche III(7)	2/23/21	PSU	—	—	13,194	358,877
EIP—2019 PSU—FCF—Tranche III(8)	2/23/21	PSU	—	—	5,656	153,843
EIP—2020 RSU(9)	2/28/20	RSU	37,119	1,009,637	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche I(10)	10/30/20	PSU	10,022	272,598	—	—
EIP—2020 PSU—FCF—Tranche I(11)	10/30/20	PSU	6,681	181,723	—	—
EIP—2020 PSU—Adj. EBITDA—Tranche II(12)	2/23/21	PSU	—	—	22,270	605,744
EIP—2020 PSU—FCF—Tranche II(13)	2/23/21	PSU	—	—	14,846	403,811
EIP—2021 RSU(14)	2/23/21	RSU	104,431	2,840,523	—	—
EIP—2021 PSU—Adj. EBITDA—Tranche I(15)	2/23/21	PSU	—	—	41,772	1,136,198
EIP—2021 PSU—FCF—Tranche I(16)	2/23/21	PSU	—	—	27,846	757,411

(1)
Amount shown in this column represents the number of unvested units. Each unit will convert into one share of Common Stock immediately upon vesting. See “Compensation Discussion and Analysis—Equity-Based Incentive Compensation Program” above.

(2)
The fair market value was calculated based on the closing price of the Company’s common stock on December 31, 2021 of $27.20 per share.

(3)
Amounts shown in this row represent the remaining number of unvested and the year-end market value of the 2019 RSU award. This amount vested on January 3, 2022.

(4)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2019 PSU awards with Adjusted EBITDA performance goals. The 2019 PSU awards were originally granted on March 6, 2019, but were subsequently modified on October 30, 2020. Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2019 and ending on December 31, 2019. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. The Compensation Committee certified performance sufficient to permit vesting at 68.5% of target, so the values reflected represent such level of potential vesting. This amount vested on January 3, 2022.

(5)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2019 PSU awards with Adjusted EBITDA performance goals. The 2019 PSU awards were originally granted on March 6, 2019, but were subsequently modified on October 30, 2020. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2020 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. The Compensation Committee waived the performance goals applicable to tranche II and approved vesting at 90% of target, so the values reflected represent such level of potential vesting. This amount vested on January 3, 2022.

48

(6)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2019 PSU awards with diluted earnings per share (“EPS”) performance goals. The 2019 PSU awards were originally granted on March 6, 2019, but were subsequently modified on October 30, 2020. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2020 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. The Compensation Committee waived the performance goals applicable to tranche II and approved vesting at 90% of target, so the values reflected represent such level of potential vesting. Tranche I of the 2019 PSUs with diluted EPS performance goals did not attain sufficient performance to vest, were forfeited and are not included in this table. This amount vested on January 3, 2022.

(7)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche III of the 2019 PSU awards with Adjusted EBITDA performance goals. The 2019 PSU awards were originally granted on March 6, 2019 and were subsequently modified on October 30, 2020, but the performance goals covering Tranche III were not established until February 23, 2023. Tranche III consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.

(8)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche III of the 2019 PSU awards with FCF targets. The 2019 PSU awards were originally granted on March 6, 2019 and were subsequently modified on October 30, 2020, but the performance goals covering Tranche III were not established until February 23, 2023. Tranche III consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.

(9)
Amounts shown in this row represent the number of unvested and year-end market value of the 2020 RSU award. One-half of this amount vested on of January 3, 2022 and the remainder will vest on January 3, 2023, subject to continued employment.

(10)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2020 PSU awards with Adjusted EBITDA performance goals. The 2020 PSU awards were originally granted on February 28, 2020, but were subsequently modified on October 30, 2020, and November 2, 2021 (in a manner that did not result in a new valuation). Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2020 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. The Compensation Committee waived the performance goals applicable to tranche I and approved vesting at 90% of target, so the values reflected represent such level of potential vesting. This amount vested on January 3, 2022.

(11)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2020 PSU awards with FCF performance goals. The 2020 PSU awards were originally granted on February 28, 2020, but were subsequently modified on October 30, 2020, and November 2, 2021 (in a manner that did not result in a new valuation). Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2020 and ending on December 31, 2020. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. The Compensation Committee waived the performance goals applicable to tranche I and approved vesting at 90% of target, so the values reflected represent such level of potential vesting. This amount vested on January 3, 2022.

(12)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2020 PSU awards with Adjusted EBITDA performance goals. The 2020 PSU awards were originally granted on February 28, 2020, and modified on October 30, 2020, and November 2, 2021 (in a manner that did not result in a new valuation) with the performance goals covering Tranche II established on February 23, 2023. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Performance goals for tranche III of the 2020 PSUs have not been set and amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.

(13)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche II of the 2020 PSU awards with FCF performance goals. The 2020 PSU awards were originally granted on February 28, 2020, and modified on October 30, 2020, and November 2, 2021 (in a manner that did not result in a new valuation) with the performance goals covering Tranche II established on February 23, 2023. Tranche II consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Performance goals for tranche III of the 2020 PSUs have not been set and amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.

(14)
Amounts shown in this row represent the number of unvested and year-end market value of the 2021 RSU award. One-third of this amount vested on of January 3, 2022 and an additional one-third will vest on each of January 3, 2023, and January 2, 2024, subject to continued employment.

(15)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2021 PSU awards with Adjusted EBITDA performance goals. The 2021 PSU awards were originally granted with performance goals established for tranche I on February 23, 2021, and modified

49

on November 2, 2021 (in a manner that did not result in a new valuation). Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Performance goals for tranche II and III of the 2020 PSUs have not been set and amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.
(16)
Amounts shown in this row represent the number of unvested and the year-end market value of tranche I of the 2021 PSU awards with Adjusted FCF performance goals. The 2021 PSU awards were originally granted with performance goals established for tranche I on February 23, 2021, and modified on November 2, 2021 (in a manner that did not result in a new valuation). Tranche I consists of PSUs with a one-year performance goal covering a performance period beginning January 1, 2021 and ending on December 31, 2021. The PSUs vest upon certification of achievement of the performance goals and based upon the executive’s employment through December 31, 2021. Performance goals for tranche II and III of the 2020 PSUs have not been set and amounts for such awards are not included in this table. Subsequent to year-end, the Compensation Committee certified performance attainment and approved vesting at 200% of target, so the values reflected represent such level of potential vesting. This amount vested on February 17, 2022.

(17)
Amounts shown in this row represent the number of unvested and the year-end market value of the 2019 RSU award granted to Mr. Goodman upon his employment date. The remaining amount will vest on December 2, 2022.

(18)
Mr. McDonald is retiring from the Company effective April 30, 2022. Upon the effective date of his retirement all unvested outstanding equity awards will be forfeited.

(19)
Mr. Colanero retired from the Company effective March 31, 2022. Upon the effective date of his retirement all unvested outstanding equity awards were forfeited.

50

Option Exercises and Stock Vested
There were no options issued by the Company or exercised during the year ended December 31, 2021. The following table sets forth information on the vesting of the RSUs and PSUs for each NEO during the year ended December 31, 2021.
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Adam M. Aron
EIP—PSU(2)	500,000	$17,685,000
Sean D. Goodman
EIP—PSU(2)	100,000	3,537,000
EIP—RSU(3)	33,333	1,009,323
John D. McDonald
EIP—PSU(2)	70,000	2,475,900
Elizabeth F. Frank
EIP—PSU(2)	70,000	2,475,900
Stephen A. Colanero
EIP—PSU(2)	70,000	2,475,900

(1)
The amount in this column reflects the number of shares underlying RSUs and PSUs that vested during the year ended December 31, 2021.

(2)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company’s common stock of $35.37 on October 29, 2021 (the last trading date prior to the vesting date of October 30, 2021) by the number of shares acquired on vesting. Amounts shown are gross amounts prior to withholding to cover tax obligations upon vesting.

(3)
The aggregate value upon vesting was calculated by multiplying the closing price of the Company’s common stock of $30.28 on the vesting date of December 2, 2021, by the number of shares acquired on vesting. Amounts shown are gross amounts prior to withholding to cover tax obligations upon vesting.

Pension Benefits
The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under our qualified and nonqualified defined-benefit pension plans as of December 31, 2021.
Name	Plan Name	Number of Years Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)
Adam M. Aron	—	—	$—
Sean D. Goodman	—	—	—
John D. McDonald(3)	Defined Benefit Retirement Income Plan	31.05	915,795
	Supplemental Executive Retirement Plan	31.05	499,701
Elizabeth F. Frank	—	—	—
Stephen A. Colanero	—	—	—

(1)
The number of years credited service represents the numbers of years of service through December 31, 2006, the date the plans were frozen.

(2)
The accumulated benefit was based on service and earnings considered by the plans for the period through December 31, 2021. The present value has been calculated assuming the NEOs will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the plans. The discount rate assumption was 2.66%. The post-retirement mortality assumption was based on the PRI-2012 White Collar Employees Tables with the Retiree and Contingent Survivor Tables for annuitants projected forward with scale MP-2021.

(3)
Mr. McDonald is retiring from the Company effective April 30, 2022, which will trigger payouts under the defined benefit plan and Supplemental Executive Retirement Plan.

51

Pension and Other Retirement Plans
We provide retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit plans. The AMC Defined Benefit Retirement Income Plan is a tax-qualified retirement plan in which certain of the NEOs participate on substantially the same terms as our other participating employees. However, due to maximum limitations imposed by ERISA and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined-benefit plan, the benefits that would otherwise be payable to the NEOs under the Defined Benefit Retirement Income Plan are limited. Because we did not believe that it was appropriate for the NEOs’ retirement benefits to be reduced because of limits under ERISA and the Internal Revenue Code, we have a non-qualified supplemental defined-benefit plan that permits the NEOs to receive the same benefit that would be paid under our qualified defined-benefit plan up to the old IRS limit, as indexed, as if the Omnibus Budget Reconciliation Act of 1993 had not been in effect. On November 7, 2006, our Board approved a proposal to freeze the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan, effective as of December 31, 2006. The material terms of the AMC Defined Benefit Retirement Income Plan and the AMC Supplemental Executive Retirement Plan are described below. For additional information on the material assumptions with respect to these plans, see Note 1 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.
AMC Defined Benefit Retirement Income Plan.   The AMC Defined Benefit Retirement Income Plan is a non-contributory defined-benefit pension plan subject to the provisions of ERISA. As mentioned above, the plan was frozen effective December 31, 2006.
The plan provides benefits to certain of our employees based upon years of credited service and the highest consecutive five-year average annual remuneration for each participant. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code, and is based upon wages, salaries and other amounts paid to the employee for personal services, excluding certain special compensation. Under the Defined Benefit Retirement Income Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service.
AMC Supplemental Executive Retirement Plan.   AMC also sponsors a Supplemental Executive Retirement Plan to provide the same level of retirement benefits that would have been provided under the retirement plan had the federal tax law not been changed in the Omnibus Budget Reconciliation Act of 1993 to reduce the amount of compensation which can be taken into account in a qualified retirement plan. The plan was frozen, effective December 31, 2006, and no new participants can enter the plan and no additional benefits can accrue thereafter. Subject to the forgoing, any individual who is eligible to receive a benefit from the AMC Defined Benefit Retirement Income Plan after qualifying for early, normal or late retirement benefits thereunder, the amount of which is reduced by application of the maximum limitations imposed by the Internal Revenue Code, is eligible to participate in the Supplemental Executive Retirement Plan.
The benefit payable to a participant equals the monthly amount the participant would receive under the AMC Defined Benefit Retirement Income Plan without giving effect to the maximum recognizable compensation for qualified retirement plan purposes imposed by the Internal Revenue Code, as amended by Omnibus Budget Reconciliation Act of 1993, less the monthly amount of the retirement benefit actually payable to the participant under the AMC Defined Benefit Retirement Income Plan, each as calculated as of December 31, 2006. The benefit is an amount equal to the actuarial equivalent of his/her benefit, computed by the formula above, payable in either a lump sum (in certain limited circumstances, specified in the plan) or equal semi-annual installments over a period of two to ten years, with such form, and, if applicable, period, having been irrevocably elected by the participant.
If a participant’s employment with AMC terminates for any reason before the earliest date he/she qualifies for early, normal or late retirement benefits under the AMC Defined Benefit Retirement Income Plan, no benefit is payable under the Supplemental Executive Retirement Plan.
52

Nonqualified Deferred Compensation
Prior to May 3, 2021, AMC permitted the NEOs and other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table on a deferred basis. Deferrals of compensation during the year ended December 31, 2021, and in recent years have been made under the AMC Non-Qualified Deferred Compensation Plan (“NQDC”). Participants of the plan were able to defer annual salary and bonus (excluding commissions, expense reimbursement or allowances, cash and non-cash fringe benefits and any stock-based incentive compensation). Amounts deferred under the plans are credited with an investment return determined as if the participant’s account were invested in one or more investment funds made available by the Company and selected by the participant. AMC may, but need not, credit the deferred compensation account of any participant with a discretionary or profit sharing credit as determined by AMC. The deferred compensation account were to be distributed either in a lump sum payment or in equal annual installments over a term not to exceed 10 years as elected by the participant and may be distributed pursuant to in-service withdrawals under certain circumstances. Any such payment shall commence upon the date of a “Qualifying Distribution Event” (as such term is defined in the Non-Qualified Deferred Compensation Plan). The Qualifying Distribution Events are designed to be compliant with Section 409A of the Internal Revenue Code. On May 3, 2021, the Company terminated the NQDC Plan and it will be liquidated in May 2022.
The following table presents information regarding the contributions to and earnings on the NEOs’ deferred compensation balances during the year ended December 31, 2021:
Name	Executive Contributions in last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Adam M. Aron
NQDC(2)	$—	$—	$—	$—
Sean D. Goodman
NQDC(2)	—	—	—	—
John D. McDonald
NQDC(2)	—	520,139	—	3,040,882
Elizabeth F. Frank
NQDC(2)	—	492,846	—	2,269,451
Stephen A. Colanero
NQDC(2)	—	—	—	—

(1)
These amounts are included in the Summary Compensation Table for 2021.

(2)
The above market earnings on deferred compensation are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table during the year ended December 31, 2021: Mr. Aron—$0, Mr. Goodman—$0, Mr. McDonald—$398,482, Ms. Frank—$408,473, and Mr. Colanero—$0.

53

Potential Payments Upon Termination or Change of Control
The following tables describe potential payments and other benefits that would have been received or receivable by each NEO or his or her estate under the officer’s employment agreement or related plans and agreements if employment had been terminated under various circumstances on December 31, 2021:
	Termination Following a Change of Control	Death or Disability	Termination with Good Reason by Employee	Termination Without Cause by Company	Retirement
Adam M. Aron
Base Salary	$2,250,000	$—	$2,250,000	$2,250,000	$—
AIP	1,443,750	—	1,443,750	1,443,750	—
Unvested Equity Awards	77,933,222	—	6,000,000	6,000,000	—
Total	81,626,972	—	9,693,750	9,693,750	—
Sean D. Goodman
Base Salary	800,000	—	800,000	800,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	15,953,534	—	—	—	—
Total	16,753,534	—	800,000	800,000	—
John D. McDonald
Base Salary	1,150,000	1,150,000	—	1,150,000	—
AIP	—	—	—	—	402,500
Unvested Equity Awards	9,000,126	—	—	—	—
Total	10,150,126	1,150,000	—	1,150,000	402,500
Elizabeth Frank
Base Salary	1,150,000	—	1,150,000	1,150,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	9,009,538	—	—	—	—
Total	10,159,538	—	1,150,000	1,150,000	—
Stephen A. Colanero
Base Salary	1,110,000	—	1,110,000	1,110,000	—
AIP	—	—	—	—	—
Unvested Equity Awards	9,020,934	—	—	—	—
Total	10,130,934	—	1,110,000	1,110,000	—
Employment Agreements
In the event Mr. Aron’s employment is terminated, pursuant to his employment agreement, if Mr. Aron is terminated as a result of his death or disability or without cause or for good reason (each as defined below and in the employment agreement), he will receive a pro rata portion of any incentive bonus for the year in which he was terminated if the applicable targets are met. In addition, upon his termination without cause or for good reason or as a result of the Company not renewing his contract, or not renewing it on comparable terms (each an “Involuntary Termination”), Mr. Aron will be entitled to an amount equal to 1.5 times his Base Salary plus 1.5 times the average of the Incentive Bonuses paid to Mr. Aron during the 24 months preceding the date of Mr. Aron’s termination (the “Severance Benefit”). The Severance Benefit will be paid equally over a 24-month period. In addition, upon an Involuntary Termination, Mr. Aron will be paid $6,000,000 of value, through a combination of RSUs vesting and cash payments, over a 3-year period following termination. Upon an Involuntary Termination, the Company will also pay Mr. Aron an amount equal to the full cost of his medical insurance for a period of 18 months.
54

“Cause” is defined as committing a felony, engaging in material misconduct injurious to the Company, willfully failing to perform his duties or material breach of certain agreement covenants. “Good reason” is defined as material diminution in compensation or duties, material change in location or material breach of the agreement by the Company.
Mr. Goodman is entitled to receive cash severance payments equal to one year of his base salary in the event of termination by the Company without “Cause” or by Mr. Goodman for “Good Reason” (as such term is defined below and in his employment agreement).
In the event Mr. McDonald’s employment is terminated as a result of his death, “Disability”, or by the Company without “Cause” (as those terms are defined in the paragraph below and in the applicable employment agreement) he is entitled to a lump cash severance payment equal to two years of his base salary then in effect. Following a Change in Control (as defined in the paragraph below and in the applicable employment agreement), if Mr. McDonald resigns in response to a substantial adverse alteration in responsibilities, reduction in base salary, or a material reduction in benefits, he is entitled to a lump sum cash severance payment equal to two years of his base salary then in effect. If Mr. McDonald retires, he is entitled to a payment equal to a pro rata share of his AIP at target for the year in which he retires.
The employment agreement for Mr. McDonald defines Disability as the executive’s incapacity due to physical or mental illness and the executive has not been regularly performing his duties and obligations for a period of 120 consecutive days. Cause is defined as a willful and continued failure by the executive to perform substantially his duties with the Company or the willful engaging by the executive in misconduct which is materially and demonstrably injurious to the Company. Change of Control is defined as a merger or similar transaction, provided the executive terminates his employment subsequent to a Change of Control within 60 days of the occurrence of any such event; (i) a substantial adverse alteration in executive’s responsibilities from those in effect immediately prior to the Change of Control; (ii) a reduction in base salary below the rate that is in effect immediately prior to the Change of Control; or (iii) a material reduction in the benefits provided to the Executive by the Company prior to the Change of Control.
Ms. Frank and Mr. Colanero are entitled to receive cash severance payments equal to two years of their base salary in the event of termination by the Company without “Cause” or by Ms. Frank or Mr. Colanero for “Good Reason” (as such term is defined below and in her employment agreement).
Per Mr. Goodman’s, Ms. Frank’s and Mr. Colanero’s employment agreements, Cause shall mean, as reasonably determined by the Board based on information that one or more of the following has occurred, the executive has; (i) committed a felony or similar crime; (ii) engaged in acts of fraud, dishonesty, gross negligence or other misconduct; (iii) willfully failed to perform her duties under the agreement; or (iv) breached any provision, materially breached any contract or breached any material written Company policy. Good Reason shall mean a termination of the executive’s employment by means of resignation by the executive after the occurrence of any one of the following conditions; (i) a material diminution in the executive’s rate of base salary; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location of the executive’s principal office with the Company; or (iv) a material breach of the employment agreement by the Company.
Acceleration of RSU and PSU Awards.   Unvested RSU and PSU awards do not vest upon a termination by the Company, or due to death, disability or retirement. Under the EIP, upon a Change in Control of the Company, the Compensation Committee can, in its discretion, determine to accelerate the vesting of outstanding awards. The tables above show the value (based on the market price of the Company’s Common Stock at year-end) of any unvested equity awards at target, and the cash value of certain payments guaranteed to Mr. Aron.
Change in Control is generally defined as (1) any person other than Wanda becoming the owner of more than 35% of the combined voting power of outstanding securities of the Company, (2) over a period of two years, incumbent directors ceasing to be a majority of the board, or (3) a merger or consolidation of or the disposition of substantially all of the assets of the Company, subject to exceptions.
Nonqualified Deferred Compensation Plan and Pension Benefits.   Upon termination for any reason, executives would receive all deferred compensation balances, subject to the terms of the Nonqualified Compensation Plan. See “Nonqualified Deferred Compensation” above for plan balances. See “Pension Benefits” above for a discussion of benefits upon termination under the Company’s pension plans.
55

Equity Compensation Plan Information
The following table summarizes the EIP as of December 31, 2021.
Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	—	—	4,650,723
Equity compensation plans not approved by security holders	—	—	—
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO, Mr. Adam M. Aron, and the annual total compensation of our employees. This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For the year ended December 31, 2021:
•
The median of the annual total compensation of all employees of the Company (other than our CEO) was $9,386.

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $18,909,546.

•
Based on this information, for 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 2,015 to 1.

The COVID-19 pandemic continued to have significant impacts on our industry, guests and associates in  2021 that affected the pay ratio disclosure. Due to the pandemic along with the resulting temporary theatre closures, limited new film releases, and reluctance of consumers to return to public venues, many employees experienced reduced hours in 2021.
Given the extreme impact of the COVID-19 pandemic in the prior year, for 2021 we determined that identification of a new median employee would provide the best data for the pay ratio disclosure. Following is the methodology and material assumptions we applied to identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee”:
•
We selected December 31, 2021, the last day of our fiscal year, as the date upon which to identify the median employee.

•
We prepared a list of all active employees as of December 31, 2021, resulting in a list of approximately 31,198 employees in 10 countries with approximately 21,392 employees based in the U.S. and 9,806 based internationally. No countries were omitted from our determination process.

•
We determined to use total earnings for the twelve months ended December 31, 2021, as our compensation measure. Total earnings include regular pay and additional pay elements such as overtime and tips. We used this measurement as this pay data was readily available in all of our locations and representative of our compensation structure.

56

•
We did not make any cost-of-living adjustment in identifying the median employee and we annualized the compensation of all permanent employees included in the sample who were hired in 2021 but did not work for the entire year.

•
We determined the median amount of compensation from the compiled list and the related employee was selected as our median employee. Our median employee is a part-time theatre-level film crew employee in the U.S.

•
For the median employee, we combined all elements of the respective employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and consistent with the determination of the total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement.

57

PROPOSAL 3:
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS

As we discussed in the “Compensation Discussion and Analysis” above, the Company’s compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. As required by Section 14A of the Exchange Act, this proposal, commonly referred to as the “say-on-pay” resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives.”
This vote is advisory and non-binding, but our Board and the Compensation Committee will consider stockholders’ concerns and evaluate whether actions are necessary to address those concerns.
The Board recommends a vote “FOR” approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement on an advisory basis.
58

OTHER INFORMATION

The Company’s audited consolidated financial statements are included in the Annual Report on Form 10-K for 2021 filed with the SEC, 100 F Street N.E., Washington, D.C. 20549. Complimentary copies of the Form 10-K as filed with the SEC may be obtained by following the instructions provided below under the heading “Availability of Report on Form 10-K.”
Costs of Proxy Statement
The Company bears the cost of preparing, assembling and mailing this proxy statement and any other proxy materials transmitted on behalf of our Board. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our Common Stock.
Delivery of Stockholder Documents
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with accounts will be householding our proxy materials to the extent stockholders have given their prior express or implied consent in accordance with SEC rules. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate notice of internet availability of proxy materials or proxy statement and annual report to the Company at: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211, or by calling (913) 213-4000. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
If you have any questions regarding the proxy statement, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 625-2588 or collect at (212) 269-5550 or email at AMC@dfking.com.
For registered stockholders with questions about their AMC shares or a need to change a mailing address, please contact our transfer agent by writing to Computershare Trust Company, N.A., Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY 40202. You may also contact our transfer agent via email at web.queries@computershare.com or by telephone at 800-962-4284.
59

STOCKHOLDER PROPOSALS

The deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) is December 30, 2022. Any such stockholder proposal must be in writing, comply with the requirements of Rule 14a-8 and be received by the Corporate Secretary at the Company’s principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Time on such date. In accordance with the advance notice provisions of our Bylaws, any stockholder proposal submitted to us for consideration at next year’s annual meeting but which is not intended to be included in the related proxy statement and form of proxy must be received between April 17, 2023, and May 17, 2023; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.
60

AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of our 2021 Annual Report on Form 10-K (without exhibits) as filed with the SEC. We will provide you a copy of the exhibits to our 2021 Annual Report on Form 10-K upon payment of our reasonable duplicating and shipping expenses. Your request should be mailed to AMC’s offices, addressed as follows: AMC Entertainment Holdings, Inc., Attention: Investor Relations, One AMC Way, 11500 Ash Street, Leawood, KS 66211. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov and by visiting our Internet web site at www.amctheatres.com and clicking on “Investor Relations,” then on “Financial Performance.”
By Order of the Board of Directors,
One AMC Way,11500 Ash Street
Leawood, KS 66211
Senior Vice President, General Counsel and Secretary
April 29, 2022
61

APPENDIX A

Reconciliation of Adjusted EBITDA(1): (dollars in millions) (unaudited)	Year Ended December 31, 2021
Net loss	$(1,269.8)
Plus:
Income tax provision (benefit)(2)	(10.2)
Interest expense	458.1
Depreciation and amortization	425.0
Impairment of long-lived assets, definite and indefinite-lived intangible assets and goodwill(3)	77.2
Certain operating expense (income)(4)	0.2
Equity in (earnings) loss of non-consolidated entities(5)	(11.0)
Cash distributions from non-consolidated entities(6)	12.5
Attributable EBITDA(7)	3.7
Investment expense (income)	(9.2)
Other expense (income)(8)	(0.1)
Other non-cash rent benefit(9)	(24.9)
General and administrative expense—unallocated:
Merger, acquisition and other costs(10)	13.7
Stock-based compensation expense(11)	43.1
Adjusted EBITDA(1)	$(291.7)
Less:
Cash distributions from non-consolidated entities and attributable EBITDA	(16.2)
Adjusted EBITDA for AIP and PSU grants	$(307.9)

(1)
We present Adjusted EBITDA as a supplemental measure of our performance.  We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:
•
does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•
does not reflect changes in, or cash requirements for, our working capital needs;

•
does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

A-1

•
excludes income tax payments that represent a reduction in cash available to us; and

•
does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

(2)
For information regarding the income tax provision (benefit), see Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
During the year ended December 31, 2021, the Company recorded non-cash impairment charges related to its long-lived assets of $61.3 million on 77 theatres in the U.S. markets with 805 screens which were related to property, net, operating lease right-of-use assets, net and other long-term assets and $15.9 million on 14 theatres in the International markets with 118 screens which were related to property, net and operating lease right-of-use assets, net.

(4)
Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non-operating gains or losses included in operating expenses. The Company has excluded these items as they are non-cash in nature or are non-operating in nature.

(5)
Equity in (earnings) loss of non-consolidated entities primarily consisted of equity in earnings (loss) from DCIP of $12.2 million during the year ended December 31, 2021.

(6)
Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. The Company believes including cash distributions is an appropriate reflection of the contribution of these investments to the Company’s operations.

(7)
Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of the Company’s equity in (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where the Company holds a significant market share, the Company believes attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. The Company also provides services to these theatre operators including information technology systems, certain on-screen advertising services and the Company’s gift card and package ticket program.

Reconciliation of Attributable EBITDA (dollars in millions) (unaudited)	Year Ended December 31, 2021
Equity in (earnings) loss of non-consolidated entities	$(11.0)
Less:
Equity in (earnings) loss of non-consolidated entities excluding International theatre joint ventures	(13.5)
Equity in earnings (loss) of International theatre joint ventures	(2.5)
Income tax expense	0.3
Investment income	(0.1)
Interest expense	0.2
Depreciation and amortization	5.6
Other expense	0.2
Attributable EBITDA	$3.7

(8)
Other expense (income) during the year ended December 31, 2021, primarily consisted of a loss on debt extinguishment of $14.4 million and financing fees of $1.0 million, partially offset by income related to the foreign currency transaction gains of $(9.8) million and contingent lease guarantees of $(5.7) million.

(9)
Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

A-2

(10)
Merger, acquisition and other costs are excluded as they are non-operating in nature.

(11)
Non-cash or non-recurring expense included in general and administrative: other.

Reconciliation of Free Cash Flow(1) (dollars in millions) (unaudited)	Year Ended December 31,2021
Net cash provided by (used in) operating activities	$(614.1)
Plus: total capital expenditures	(92.4)
Free cash flow(1)	$(706.5)
Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures(3)	$31.3
Maintenance capital expenditures(2)	73.9
Change in construction payables(4)	(12.8)
Total capital expenditures	$92.4

(1)
We present “Free Cash Flow” as a supplemental measure of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by (used in) operating activities as a measure of our liquidity. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows. The term Free Cash Flow may differ from similar measures reported by other companies.

(2)
Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

(3)
Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

(4)
Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

A-3

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VOTE

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Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 16, 2022

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Annual Meeting Proxy Card

1. Election of Directors:

	For	Withhold
01 - Mr. Adam M. Aron	☐	☐
02 - Mr. Howard W. "Hawk" Koch	☐	☐
03 - Ms. Kathleen M. Pawlus	☐	☐
04 - Dr. Anthony J. Saich	☐	☐

1 U P X

03MS7C

–You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/AMC or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 1.Election of Directors: ForWithholdForWithholdForWithhold+ 01- Mr. Adam M. Aron 04 - Dr. Anthony J. Saich 02- Mr. Howard W. “Hawk” Koch 03- Ms. Kathleen M. Pawlus 2.Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firmfor 2022. For AbstainFor3.Say on Pay – An advisory vote to approve the compensation ofthe Company’s named executive officers. Abstain 03MS7C 1 U P X

2022 Annual Meeting Admission Ticket

2022 Annual Meeting of
AMC Entertainment Holdings, Inc. Stockholders

AMC Theatre Support Center, located at

One AMC Way, 11500 Ash Street, Leawood, Kansas 66211

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Proxy — AMC Entertainment Holdings, Inc.

(Items to be voted appear on reverse side.)

B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

2022 Annual Meeting Admission Ticket2022 Annual Meeting ofAMC Entertainment Holdings, Inc. Stockholders Thursday, June 16, 2022, 2:00 p.m. Central Time AMC Theatre Support Center, located atOne AMC Way, 11500 Ash Street, Leawood, Kansas 66211Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 16, 2022:You can view the 2021 Annual Report to Stockholders and the 2022 Proxy Statement on the Internet at: www.envisionreports.com/amc without charge.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q2022 Annual Meeting of Stockholders AMC Theatre Support Center, located atOne AMC Way, 11500 Ash Street, Leawood, Kansas 66211Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2022Kevin Connor, Sean Goodman, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AMC Entertainment Holdings, Inc. to be held on June 16, 2022 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR each Director Nominee in Proposal 1 and FOR Proposals 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.